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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Evergreen Energy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

June 3, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Evergreen Energy Inc., which will be held at 9:00 a.m., MDT, on Tuesday, July 13, 2010, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

        The Annual Report for the year ended December 31, 2009 is enclosed, and I hope you will read it carefully. Feel free to forward to us any questions you may have if you are unable to be present at the meeting. Our Internet website, located at http://www.evgenergy.com, is a convenient way to communicate with us.

        Also enclosed is a proxy authorizing two of our officers to vote your shares for you if you do not wish to attend the meeting in person. Whether or not you are able to attend the meeting, I urge you to complete your proxy and return it to our transfer agent, Interwest Transfer Company, Inc., in the enclosed addressed, postage-paid envelope, as a quorum of our stockholders must be present at the meeting, either in person or by proxy, for the conduct of business.

Sincerely,

Thomas H. Stoner, Jr. Chief Executive Officer

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 13, 2010

June 3, 2010

To the Stockholders of Evergreen Energy Inc.:

        The 2010 Annual Meeting of Stockholders of Evergreen Energy Inc. will be held on Tuesday, July 13, 2010, at 9:00 a.m., MDT, 16 Market Square, 6th Floor, 1400 16th Street , Denver, Colorado 80202. The purpose of the meeting is to consider and take action upon the following matters:

          1.     Election of directors;

          2.     Vote to authorize the Board of Directors to effect a reverse stock split of all issued and outstanding shares of common stock of the Company at a stock split ratio of between 1-for-12 and 1-for-17 shares of our common stock issued and outstanding.

          3.     Ratification and approval of the Company's 2010 Equity Incentive Plan.

          4.     Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

          5.     Such other business as may properly be brought before the meeting and any postponements, continuations, or adjournments thereof.

        Only stockholders of record as of the close of business on June 2, 2010 are entitled to notice of and to vote at the meeting or at any postponements, continuations or adjournments thereof.

        Our bylaws require that the holders of a majority of the common stock issued, outstanding and entitled to vote be present or represented at the meeting by proxy in order to constitute a quorum for the transaction of business. It is important that your stock be represented at the meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States.

        THE ENCLOSED PROXY IS BEING SOLICITED BY OUR BOARD OF DIRECTORS. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

        This notice, the proxy and Proxy Statement enclosed herewith are sent to you by order of our Board of Directors.

William G. Laughlin Vice President, General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 13, 2010

The Evergreen Energy Inc. Proxy Statement, Proxy Card, and Annual Report on Form 10-K for the year-ended December 31, 2009 are available for view on the Internet at http://proxy.evgenergy.com.

EVERGREEN ENERGY INC.
1225 17th Street, Suite 1300
Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS

JULY 13, 2010

PROXY STATEMENT

        The enclosed proxy is solicited by our Board of Directors for use at the 2010 Annual Meeting of Stockholders of Evergreen Energy Inc., a Delaware corporation, to be held on Tuesday, July 13, 2010, at 9:00 a.m., MDT, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202, and at all postponements, continuations or adjournments thereof. We are first mailing this Proxy Statement and the enclosed proxy card on or around June 9, 2010, to persons who were stockholders at the close of business on June 2, 2010, the record date for the Annual Meeting. In this Proxy Statement, we use the terms "Evergreen," "we," "our," and "us" to refer to Evergreen Energy Inc.

VOTING PROCEDURES

        You are entitled to vote at the Annual Meeting all shares of our common stock that you held as of the close of business on the record date. Each share of common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting. On June 2, 2010, the record date, there were 201,454,342 shares of common stock outstanding.

        The presence in person or by proxy of a majority of our outstanding shares of common stock, $.001 par value, entitled to vote at the Annual Meeting is necessary to provide a quorum for the transaction of business at the meeting. Your shares can only be voted if you are present in person or are represented by returning a properly signed proxy. Your vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed within the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

        Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted "FOR" the nominees for director, "FOR" authorization to effect a reverse stock split, "FOR" the 2010 Equity Incentive Plan, "FOR" the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010, and as the individuals named as proxy holders on the proxy deem advisable on all matters as may properly come before the Annual Meeting. You may revoke your proxy at any time prior to the exercise thereof by submitting another proxy bearing a later date, by giving written notice of revocation to us at our address, or by voting in person at the Annual Meeting. Any notice of revocation sent to us must include your name and must be received prior to the meeting to be effective. Votes cast by proxy will be tabulated by an automated system administered by Interwest Transfer Company, Inc., our transfer agent. Votes cast by proxy or in person at the meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting.

        If you hold your shares in "street name" through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may not exercise voting discretion with respect to your shares.

        No stockholder of Evergreen Energy Inc., regardless of how you vote your shares on any proposal, will be entitled to appraisal rights or the right to receive cash for shares under Delaware law or otherwise. At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

VOTE REQUIRED

Election of Directors

        The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A majority vote is required for approval of the other matters. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        As of the record date, June 2, 2010, there were 201,454,342 shares of common stock outstanding, 1.61 shares of series B convertible stock outstanding and 1 share of series C convertible preferred stock outstanding. Only holders of common stock have voting rights. Shareholders are entitled to one vote for each share of common stock they own.

Reverse Stock Split

        The adoption of the proposed reverse stock split requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Other Proposals

        For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum and it will be counted toward the total votes cast on such matters. Accordingly, an abstention will have the effect of a negative vote.

Voting Results

        Preliminary voting results will be announced at the Annual Meeting. We plan to publish final voting results in an 8-K announcement to be filed within four days of our annual meeting.

STOCK OWNERSHIP

        The following table sets forth certain information, as of June 2, 2010, with respect to the holdings of (1) each person who is the beneficial owner of more than five percent of our common stock, (2) each of our directors and nominees, (3) each of our named executive officers, set forth in the summary compensation table on page 28 and (4) all of our directors, nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of June 2, 2010. Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 201,454,342 shares of common stock outstanding as of June 2, 2010.

        Unless otherwise indicated below, the address of each of the principal stockholders is c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

Name and Address	Shares of Common Stock Beneficially Owned		Percentage of Class
Beneficial Owners of More than 5%:
None
Current Directors, Nominees and Named Executive Officers:
Guido Bartels	50,000	(1)	*
Robert J. Clark	434,850	(2)	*
William G. Gibson	50,000	(3)	*
Manuel H. Johnson	267,486	(4)	*
Robert S. Kaplan	113,282	(5)	*
Richard B. Perl	159,244	(6)	*
M. Richard Smith	113,950	(7)	*
Chester N. Winter	170,000	(8)	*
Thomas H. Stoner, Jr.	1,349,763	(9)	*
Diana L. Kubik	291,647	(10)	*
Miles F. Mahoney	170,000	(11)	*
William G. Laughlin	583,537	(12)	*
Kevin E. Milliman	46,675	(13)	*
			*
Former Executives
Kevin R. Collins.	515,000		*
W. Steven Wolff	0		*
Theodore Venners	4,777,791	(14)
All directors and executive officers as a group (16 persons)	9,093,225	(15)

*
Less than 1%.

(1)
Comprised of 50,000 shares that Mr. Bartels has the right to acquire within 60 day of June 2, 2010, pursuant to the exercise of options.

(2)
Includes 34,850 shares that Mr. Clark has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(3)
Comprised of 50,000 shares that Mr. Gibson has the right to acquire within 60 day of June 2, 2010, pursuant to the exercise of options.

(4)
Includes 99,486 shares that Mr. Johnson has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(5)
Includes 76,482 shares that Mr. Kaplan has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(6)
Includes 53,945 shares that Mr. Perl has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options, and 36,000 shares held in an IRA.

(7)
Includes 62,568 shares Mr. Smith has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(8)
Comprised of 50,000 shares that Mr. Winter has the right to acquire within 60 day of June 2, 2010, pursuant to the exercise of options.

(9)
Includes 500,000 shares Mr. Stoner has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(10)
Includes 227,333 shares Ms. Kubik has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(11)
Includes 150,000 shares Mr. Mahoney has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(12)
Includes 527,333 shares Mr. Laughlin has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(13)
Includes 39,333 shares Mr. Milliman has the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

(14)
Includes 600,000 shares of restricted stock that Mr. Venners vested in on March 31, 2010. Also includes 66,667 shares owned by Mr. Venners' wife over which he has no voting or investment authority and disclaims beneficial ownership. As of April 23, 2009, Mr. Venners has pledged as security 2,860,000 shares of common stock.

(15)
Includes an aggregate of 1,921,330 shares which directors and executive officers as a group have the right to acquire within 60 days of June 2, 2010, pursuant to the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NYSE Arca, and to furnish us with copies of all such reports. Based solely on the review of the Forms 3, 4 and 5 furnished to us and certain representations made to us, we believe that during the year ended December 31, 2009, all filings under Section 16(a) were made on a timely basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board of Directors is presently composed of nine members. Our certificate of incorporation and bylaws require that all directors will be elected each year for a one year term.

        Of the nominees for election at this meeting, all are currently directors. Guido Bartels, William G. Gibson and Chester N. Winter were elected in January 2010 by the Board. Richard B. Perl was elected in June 2009 by the Board. Lastly, Thomas H. Stoner Jr., our current Chief Executive Officer, was elected in June 2009 by the Board. Mr. Bartels was recommended to our Corporate Governance and Nominating Committee by a third-party vendor. Mr. Gibson was recommended by Miles F. Mahoney, our President and Chief Operating Officer, to our Corporate Governance and Nominating Committee. Finally, Mr. Winter and Mr. Perl were recommended by Mr. Stoner to our Corporate Governance and Nominating Committee. The remaining directors nominated for election were previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees will serve until the 2011 annual meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal. The nominees have all indicated a willingness to serve as directors if elected. Our Board has no reason to believe that any director nominee will be unable to serve as a director or become unavailable for any reason. If, at the time of the Annual Meeting, any director nominee becomes unavailable for any reason, the persons entitled to vote the proxy will vote, as such persons determine in their discretion, for such substituted nominee, if any, nominated by our Board. Each of the nominees qualifies as an independent director under applicable NYSE Arca Equities Rules.

        Although the term of office for nine of our directors expires at the Annual Meeting, only seven directors have been nominated by the Board. Robert J. Clark retired from the Board on March 25, 2010, so that he can focus on other business interests and directorships. M. Richard Smith resigned from the Board on March 25, 2010. Robert J. Clark and M. Richard Smith will not stand for re-election to the Board but will complete the terms of their directorships, which expire on the date of our annual meeting, July 13, 2010. There are no known disagreements between these directors and us on any matter relating to our operations, policies or practices. The Board, at its discretion, has decided to not fill these vacancies at this time, and as a result, the size of our Board of Directors will be reduced. Proxies cannot be voted for a greater number of persons that the number of nominees named. The Board, in its discretion, will appoint committeeships and chairman positions at the next scheduled Board Meeting following the Annual Meeting.

Vote Required

        The vote of the holders of a plurality of the shares present in person or represented by proxy and entitled to vote in the election of directors is required to elect any director.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. BARTELS, MR. GIBSON, MR. JOHNSON, MR. KAPLAN, MR. PERL, MR. STONER AND MR. WINTER.

Directors

        The following table sets forth certain information with respect to our director nominees and the directors who will continue in office after the Annual Meeting, including the name and age of each director and nominee, his principal occupation and business experience, and the commencement of his term as a director.

Nominees for Election at the 2010 Meeting

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Guido Bartels(50)	Mr. Bartels has served as the General Manager Global Energy & Utilities Industry of IBM's energy and utility business since January 2005, which includes electricity, gas, water and waste management companies. Mr. Bartels currently serves as a member of IBM's Integration & Values Team, the 300 top leaders from across the company and leads IBM's corporate initiative around building an 'Intelligent Utility Network,' IBM's portfolio of offerings and capabilities for the Smart Grid. In addition to his IBM role, Mr. Bartels currently serves as Chairman of the GridWise™ Alliance since 2007, a leading advocacy group of private and public companies that supports a national imperative for modernizing the electric system of the United States. Mr. Bartels also currently serves as a member of the U.S. Department of Energy's Electricity Advisory Committee (EAC), a 30 member group representing some of the country's top public and private sector electricity and energy policy leaders. Bartels is a Dutch citizen and holds an MBA degree in business economics from the University of Amsterdam, Netherlands. Mr. Bartel's qualifications to serve as our director include his substantial experience at the management level in the software industry.	2010
William G. Gibson (61)
	Mr. Gibson is a seasoned executive with over 35 years experience in high technology. Mr. Gibson has served on the Board of Directors of a privately held bio-fuel renewable energy company since November 2007. Mr. Gibson served as president and Chief Executive Officer of Network General Corporation, from November 2005 through November 2007, which was acquired by NetScout in November 2007. Previously, he served as a Senior Executive Consultant at Silver Lake Partners from February 2005 through November 2005. In addition, Mr. Gibson has held the position of Chief Operation Officer of Crystal Decision, Inc., a provider of business intelligence software and services, where he helped orchestrate the restructure and refocus of a slow growing desktop software company into an enterprise ready software category leader. Gibson also held management, operations and sales positions at industry-leading companies such as AT&T Corporation, Lucent Technologies, Inc., NEC Corporation, Rogers Cantel Mobile Communications, Inc., Securitylink, Sharp Electronics and Sprint PCS. Mr. Gibson's qualifications to serve as our director include his substantial experience at the management level in the software industry.	2010

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Manuel H. Johnson (61)	Dr. Johnson is the co-chairman and senior partner in the investment and consulting firm of Johnson Smick International, Inc and has been since 1990. Dr. Johnson was Chairman of the Financial Accounting Foundation, the organization that supervises preparation of U.S. accounting standards, from 1997 to 2004. From 1977 to 1994, Dr. Johnson was a professor of economics at George Mason University where he held the Koch Chair in International Economics. Dr. Johnson was Vice Chairman of the Board of Governors of the Federal Reserve System where he served for four and a half years beginning in February 1986 and served as Assistant Secretary of the Treasury from 1982 to 1986. Dr. Johnson has served on the Board of Directors of the Morgan Stanley Funds Group since 1991, RBS Greenwich Capital Holdings since 1992 and NVR Inc. since 1993. Mr. Johnson's qualifications to serve as our director include his vast financial and general business experience and his broad network to key financial institutions.	2004
Robert S. Kaplan (69)
	Dr. Kaplan is a Baker Foundation Professor at the Harvard Business School. He joined the HBS faculty in 1984 after spending 16 years on the faculty of the Carnegie-Mellon University business school, where he served as Dean from 1977 to 1983. A 2006 inductee into the Accounting Hall of Fame, Dr. Kaplan previously served as director of the Pittsburgh branch of Federal Reserve Bank of Cleveland, the J. I. Kislak Corporation and Renaissance Solutions. He has served on the Board of Directors of Acorn Systems, Inc since 2001. Mr. Kaplan's qualifications to serve as our director include his substantial financial expertise.	2005
Richard B. Perl (53)
	Mr. Perl currently serves on the executive team of TerraCycle, Inc., a green company that develops collection locations for post-consumer packaging waste as Chief Administrative Officer since June 2009. He also served as Senior Adviser from February 2008 to June 2009. In 1987, Mr. Perl founded and continues to act as President of Pacific Partners International Investments, Inc. through which he has provided management and advisory services to hundreds of individuals and businesses, mostly in the green sector. Additional specific roles include Senior Advisor to Econergy International, PLC from April 2004 to May 2008 and ABC Carpet & Home from March 2003 to July 2007; Board member of Renewal Partners, a seed capital venture fund in Vancouver since January 2002; and a Board member of Verite, Inc. since March 2003. Mr. Perl's qualifications to serve as our director include his general business experience and management skills in aiding corporate development and communications.	2009

Name and Age	Principal Occupation or Employment During the Past Five Years; Other Directorships	Director Since
Chester N. Winter (77)	Mr. Winter is co-founder and has served as the general partner of NewWest Capital Partners, an investment fund manager since its founding in 1999. Until a recent merger with an international advertising agency, he was chairman of Texture Media, a fast growing and web based interactive brand building media technology agency from 2004 to 2009. Mr. Winter currently serves on the boards of First Western Trust Bank, the University of Colorado Department of Economics and the Bard Center for Entrepreneurship. Previously, he was a member of the board of directors of Econergy International, one of the premier carbon trading companies after the ratification of the Kyoto Protocol, and chairman of Highland Energy Group, a venture capital funded energy Management company. Mr. Winter served on the Econergy Board with Tom Stoner and Richard Perl. He served on the Board of Highland Energy with Tom Stoner. In addition, Mr. Winter served on the Boards of Directors of Clinical Diagnostics, Inc., U.S. Wireless Data and Soleron Corp., all public companies. He has also completed the owner/president management program at the Harvard Business School and eighteen volunteer projects with businesses in developing countries around the world. Mr. Winters' qualifications to serve as our Director include his vast financial and general business experience in early stage business development.	2010
Thomas H. Stoner Jr. (50)	Mr. Stoner has served as Chief Executive Officer of Evergreen since June 2009. Mr. Stoner has served as an executive consultant to the Company from February 2009 to April 2009. Mr. Stoner served as chief executive officer of Econergy International from 1998 to October 2008, chairman of Econergy's board of directors from 1996 to 2006 and chairman of Econergy's independent directors in 2008. Since its founding in 2004, Mr. Stoner serves as the senior manager of the CleanTech Fund, which invests in renewable energy and energy efficiency projects throughout Latin America.	2009

CORPORATE GOVERNANCE AND BOARD MATTERS

        Evergreen is committed to having sound corporate governance principles and practices. Evergreen's primary corporate governance documents, including our Code of Business Conduct and Ethics and our Board Committee Charters, are available to the public on our internet website at http://www.evgenergy.com. The following is a discussion of our current corporate governance principles and practices.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The code covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers and employees. A copy of the code is available on the Evergreen website at http://www.evgenergy.com or may be obtained by written request submitted to the Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. We intend to satisfy any disclosure requirements regarding amendments to or waivers from, any provision of the code by disclosure on our website.

Independence of Directors and Board Structure

        The Board has determined that all of our director nominees and all current directors, except Thomas H. Stoner, Jr., our Chief Executive Officer, are "independent" within the meaning of the NYSE Arca director independence standards as set forth in Rule 5.3(k) of the NYSE Arca Equities Rules and have no material relationship with Evergreen, directly or indirectly, that would interfere with the exercise of independent judgment. The Board of Directors determines the independence of each director based on the standards adopted by the Board that comply with the NYSE Arca Equities Rules. These independence standards can be found in our Corporate Governance and Nominating Committee charter available on the Evergreen Energy website at http://evgenergy.com.

        Mr. Stoner is Chief Executive Officer as well as a Board member. However, the Board has an independent, non-employee Chairman of the Board. The Board has evaluated this structure and determined that the company will perform better by separating the roles and be better equipped to assure appropriate risks are assessed and better protects shareholders long term interests by providing independent oversight on management.

Board Meetings

        During 2009, our Board held a total of 21 meetings. During 2009, all directors, except Dr. James R. Schlesinger, who resigned from our Board on May 7, 2009, attended at least 75% of the aggregate of (i) the total number of meetings of the Board during 2009, and (ii) the total number of meetings held by all committees of the Board on which such director served in 2009. The 2009 Annual Meeting of Stockholders was attended by seven of the nine directors comprising the Board at that time.

Executive Sessions

        Our non-management directors meet regularly in executive sessions without management. "Non-management" directors are all those who are not our officers and include directors, if any, who are not "independent" by virtue of the existence of a material relationship with Evergreen. Except for Mr. Stoner, all of Evergreen's directors are non-management directors. Executive sessions are chaired by our non-management Chairman. M. Richard Smith currently serves as our non-executive Chairman and presides at executive sessions. Robert J. Clark served as our non-management Chairman until his resignation on May 6, 2009. An executive session is held in conjunction with most regularly scheduled Board meeting and other sessions may be called by the chairman in his discretion or at the request of the Board.

Committees of the Board

        The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. In accordance with NYSE Arca listing standards, all standing committees are comprised solely of non-employee, independent directors. Copies of the committee charters are available at http://www.evgenergy.com.

        In addition to the three standing committees, the Board has two additional committees, the Finance Committee and the Executive Committee. In addition, the Board established two Special Committees during 2009 to address specific tasks. One Special Committee, which is still operating, was established to review and approve all aspects of the potential sale of our subsidiary, Buckeye Industrial Mining Co. This Special Committee is comprised of M. Richard Smith (Chairman), Robert J. Clark and Manuel H. Johnson and met seven times in 2009. The second Special Committee was established to review certain aspects of outstanding shares C-Lock Technology stock. This Special Committee was comprised of M. Richard Smith (Chairman), Robert S. Kaplan and Manuel H. Johnson and met twice in 2009.

        The Finance Committee assists the Board in various matters, including the selection of investment bankers, funding strategies for commercial projects and other capital needs, developing and monitoring our investment policy, and other financial issues. A copy of the committee charter is available at http://www.evgenergy.com. The Finance Committee is comprised of Richard B. Perl (Chairman), William G. Gibson, M. Richard Smith and Chester N. Winter. Mr. Perl was appointed to the Finance Committee in September 2009. Further Messrs. Gibson and Winter were appointed to the Committee in January 2010. Stanford M. Adelstein served on the Finance Committee from May 2009 until his retirement from the Board in January 2010. Robert J. Clark served on the Finance Committee from May 2007 until September 2009. Manuel H. Johnson served on the Finance Committee from October 2004 until January 2010, and as Chairman from January 2007 until January 2010. Robert S. Kaplan served on the Finance Committee from September 2005 until September 2009. Jack C. Pester served on the Finance Committee from November 2007 until his retirement from the Board in May 2009. James S. Pignatelli served on the Finance Committee from November 2007 until September 2009. During 2009, the Finance Committee met three times.

        The Executive Committee exercises all powers of the Board of Directors, as defined and limited by our bylaws and Delaware corporate law, between meetings of the full Board whenever it is not desirable or practical to conduct a meeting of the full Board. The Executive Committee is currently comprised of M. Richard Smith (Chairman), Robert J. Clark, Dr. Manuel H. Johnson, and Thomas H. Stoner Jr. Mr. Clark served as Chairman of the Executive Committee from May 2007 until September 2009, when Mr. Smith was appointed Chairman. Jack C. Pester served on the executive committee from June 1999 until his retirement from the Board in May 2009 and served as Chairman of the Executive Committee from June 1999 until May 2007. W. Grady Rosier served on the Executive Committee from May 2007 until his retirement from the Board in May 2009. Further, Kevin R. Collins served on the Executive Committee from November 2007 until May 2009. During 2009, the Executive Committee met a total of four times.

        Audit Committee.    Our Audit Committee is currently comprised of Robert J. Clark (Chairman), Robert S. Kaplan, Manuel H. Johnson and Chester N. Winter, who joined the Audit Committee in January 2010. During 2009, the Audit Committee met 4 times, at which our independent registered public accounting firm was present. Each member of the Audit Committee satisfies independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules and those standards provided for under the Securities Exchange Act of 1934. All current members of the Audit Committee are financially literate and are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board has determined that Mr. Kaplan qualifies as an audit committee financial expert as defined within Section 229.407(d) (5) (ii) of the Securities Exchange Act of 1934.

        The Audit Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The Audit Committee has the sole and direct authority to engage, appoint, evaluate, compensate and replace the independent registered public accounting firm. The Audit Committee also reviews and approves all audit, audit-related and non-audit-related services performed by the independent public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm and with our own appropriate financial personnel regarding these matters. The independent registered public accounting firm regularly meets privately with this committee and has unrestricted access to this committee. The Audit Committee examines the independence and performance of our internal financial personnel and the independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies and our annual and quarterly reports on Forms 10-K and 10-Q. Further, if we choose to issue earnings releases, the Audit Committee reviews these before they are published. See "Audit Committee Report" for more information.

Audit Committee Report

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities with respect to matters involving our accounting, financial reporting and internal control functions. The Audit Committee has sole authority to select our independent registered public accounting firm.

        Management is responsible for preparing the financial statements so that they comply with generally accepted accounting principles of the Unites States of America and fairly present our financial condition, results of operations and cash flows; issuing financial reports that comply with the requirements of the Securities and Exchange Commission; and establishing and maintaining adequate internal control structures and procedures for financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee has considered whether the independent registered public accounting firm's provision of non-audit services is compatible with maintaining the independence of the accountants.

        Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Robert J. Clark, (Chairman)
Manuel H. Johnson
Robert S. Kaplan
Chester N. Winter

        The Audit Committee recommends that Deloitte & Touche LLP serve as our independent registered public accounting firm for fiscal year 2010. See "Proposal No. 4—Ratification of Selection of Independent Accountants."

        Compensation Committee.    The Compensation Committee is currently comprised of Robert S. Kaplan (Chairman), Robert J. Clark, William G. Gibson and M. Richard Smith. Messrs. Kaplan and Smith were appointed to the Compensation Committee in May 2009 and January 2009, respectively. Mr. James S. Pignatelli was appointed to the Compensation Committee in September 2009 and served until his retirement in January 2010. Mr. Gibson joined this committee in January 2010. W. Grady Rosier served on the Compensation Committee as Chairman from September 2006 until his retirement from the Board in May 2009. James R. Schlesinger served on the Compensation Committee from March 2004 until his retirement from the Board in May 2009. During 2009, the Compensation Committee met four times. Each member of the Compensation Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules. The Compensation Committee meets with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities, but in any case, not less than three times a year. The Compensation Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com.

        The purpose of the Compensation Committee is to (i) discharge the Board's responsibility relating to compensation of our executive officers; (ii) review and recommend to the Board compensation plans, policies and programs as well as approve individual executive officer compensation; and (iii) prepare the annual report on executive compensation required to be included in our annual proxy statement. Additionally, the committee oversees the Chief Executive Officer, or CEO, as well as executive management appointments at our headquarters and our major subsidiaries. Committee members are appointed by the Board of Directors on the recommendation of the Corporate Governance and Nominating Committee and serve such terms as the Board may determine, or until their earlier resignation, death or removal by the Board.

        The main objectives of the Compensation Committee are the development of the philosophy and policy that will guide executive pay practices and decisions, such as:

  •
  Recruitment and retention of officers;

  •
  Creation of pay plans that tie to stockholders' interests;

  •
  Establishment of pay programs with the appropriate mix of fixed pay versus variable pay;

  •
  Incorporation of an appropriate amount of risk and stretch goals into incentive programs;

  •
  Establishment of pay programs which are efficient from tax, accounting, and securities law perspectives;

  •
  Ensure that there are no barriers to desired business transactions; and

  •
  Ensure protection of proprietary information and protect against future competition by executives through employment agreements and non-compete covenants.

        The most significant duties and responsibilities of the Compensation Committee are as follows:

  •
  Annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of the goals and objectives and establish the individual elements of the CEO's total compensation;

  •
  Establish compensation plans, including policies and programs with respect to the incentive-compensation plans and equity-based plans;

  •
  Review and monitor our employee and management compensation and benefit plans and policies, provide oversight of any employee benefit plans, and review and approve the compensation of our executive officers;

  •
  Review and approve, for the CEO and other officers, when and if appropriate, employment agreements, severance agreements and change of control provisions/agreements; and

  •
  Report on the executive compensation as required by applicable laws and regulations for inclusion in our proxy statement or other SEC filings.

        Our Compensation Committee has the authority to seek advice and assistance from outside consultants and our executive officers in determining and evaluating director, CEO and other executive officer compensation. The overall goals have been to attract, retain, motivate, and align the executives and directors with stockholder share value. During fiscal 2007, we solicited advice from Hewitt Associates and Effective Compensation, Inc. (collectively referred to as the "consultants").The data provided in 2007 is referred to as the "2007 Report." We also obtained advice from Effective Compensation, Inc beginning in the fourth quarter of 2008 through first quarter of 2009, referred to as the "2009 Report." None of the consultants advise our management or receive any other compensation from us. The consultants provide us with survey data covering executive base pay, bonus, long-term incentive cash and equity awards based on peer companies similar in complexity and size in the energy industry or based upon various compensation surveys in the energy industry. In 2007 the consultants also provided survey data on director fees, retainers, and equity awards. The survey data is used for both executives and directors as a long-term target to give the various pay components a grounded focus. The consultants also make valuations of equity awards so that the data is comparable to the surveys and actual past and current equity awards. The Compensation Committee has the authority to obtain advice and assistance from any officer, our human resources department, or any outside legal experts or other advisors. The Compensation Committee has also utilized the advice of the CEO in determining compensation and performance of executive officers.

        Corporate Governance and Nominating Committee.    Our Corporate Governance and Nominating Committee is currently comprised of Manual H. Johnson (Chairman), Guido Bartels and M. Richard Smith. Messrs. Johnson and Smith were appointed to the Corporate Governance and Nominating Committee in May 2009. Mr. Bartels joined this committee in January 2010. Jack C. Pester served on this Committee as Chairman from May 2003 until his retirement from the Board in May 2009. W. Grady Rosier served on this Committee from March 2005 until his retirement from the Board in May 2009. James R. Schlesinger served on this committee from March 2004 until his resignation from the Board in May 2009. Stanford M. Adelstein and James S. Pignatelli served on this committee from May 2006 until their retirements from the Board in January 2010. Mr. Pignatelli was Chairman of this Committee from May 2006 until his retirement from the Board in January 2010. The committee met six times during 2009. Each member of the Corporate Governance and Nominating Committee satisfies the independence standards specified in Rule 5.3(k) of the NYSE Arca Equities Rules.

        The Corporate Governance and Nominating Committee has adopted a charter, which was ratified and approved by the Board, and can be found on our website at http://www.evgenergy.com. The committee, among other things, identifies, evaluates and recommends individuals qualified to be our directors and is in charge of developing and recommending our corporate governance guidelines. The committee considers stockholder nominees for election to the Board if our Secretary receives timely advance written notice of such nominees. Please see "Stockholder Procedures to Nominate Directors" below for more information on how the committee considers director candidates submitted by our stockholders.

        In addition to potential director nominees submitted by stockholders, the Corporate Governance and Nominating Committee considers candidates submitted by directors, management, and from time to time in its sole discretion, and candidates submitted by a third-party search firm. The committee has not retained a third-party search firm to assist in the identification or evaluation of Board member candidates for election to the Board at the Annual Meeting, although it may do so in the future. The committee investigates potential candidates and their individual qualifications, and evaluates all such candidates, including those submitted by stockholders, using the Board membership criteria set forth in the committee's charter and described below. Our Corporate Governance and Nominating Committee expects to continue to evaluate and may add new candidates for Board positions that will strengthen our green economy credentials. Any new members are required to be approved by the Board and approved by the stockholders at the next annual meeting.

        In evaluating candidates for nomination the Board takes into account the applicable requirements for directors under the Securities Exchange Act of 1934 and the listing standards of NYSE Arca Equities Rules. The committee also takes into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, diversity, judgment, business or other experience and reputation in the business community. The committee may (but is not required to) consider candidates suggested by management or other members of the Board.

        The Corporate Governance and Nominating Committee also recommends the membership on the various Board committees at the first Board meeting following the annual meeting of stockholders.

Stockholder Communications with the Board

        Any stockholder desiring to contact our non-management directors as a group, the Board, or any individual director, may do so by written communication directed to Chester N. Winter, the independent director who has been designated by the Board to receive such communications. Communications should be addressed to Chester N. Winter, c/o Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202. Any communications received that are directed to the Board will be processed by Mr. Winter and distributed promptly to the Board or individual directors, as appropriate.

Stockholder Procedures to Nominate Directors

        The Corporate Governance and Nominating Committee will consider qualified candidates for possible nomination that are submitted by stockholders in accordance with our bylaws and policies regarding director nominations. All stockholder director nominees will be evaluated using the same criteria as are applicable to persons nominated by other sources as set forth in the Corporate Governance and Nominating Committee Charter.

        Stockholders wishing to make such a submission may do so by providing all information regarding the nominee that would be required under applicable proxy rules, including (in addition to the information required in our bylaws or by applicable law): (i) the full name and resident address of the nominee; (ii) the age of the nominee; (iii) the principal occupation of the nominee for the past five years; (iv) any current directorship held on public company boards; (v) the number of shares of our common stock held by the nominee, if any; and (vi) a signed statement of the nominee consenting to serve if elected. In addition, the stockholder making the nomination and the beneficial owner, if any, on whose behalf the nomination is being made must provide (i) the name and address, as they appear on Evergreen's books, of such stockholder and such beneficial owner, (ii) the class and number of shares of Evergreen that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) any material interest of the stockholder and/or such beneficial owner in the nominee or the nominee's election as a director. Such information should be sent to the Corporate Governance and Nominating Committee, Evergreen Energy Inc., c/o Secretary, 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        No candidates for director nominations were submitted to the Corporate Governance and Nominating Committee by any stockholder in connection with the Annual Meeting. Any stockholder desiring to present a nomination for consideration prior to the 2010 annual meeting must do so in accordance with our policies and bylaws.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during fiscal 2009 were Robert S. Kaplan (Chairman), Robert J. Clark, W. Grady Rosier (former Chairman), James S. Pignatelli, James R. Schlesinger, and M. Richard Smith. None of the Compensation Committee members were at any time during fiscal 2009, or at any other time, an officer or employee of Evergreen Energy Inc. or any of our subsidiaries. No member of the Compensation Committee serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Non-Employee Director Compensation

        Beginning April 2008, all non-employee directors received an annual retainer of $20,000, payable quarterly in arrears, $2,000 for attendance at each Board meeting or $1,000 if the meeting is held via teleconference, and $500 for attendance at each committee meeting. Our non-executive Chairman receives additional compensation of $45,000, payable quarterly in arrears, which is pro-rated for any partial period of service. Mr. Richard Smith previously received $2,500 per day in a combination of stock and cash when he was providing consulting services to us. Mr. Smith was appointed chairman of the Board in June 2009 and since that date he no longer acts as a consultant to the Board. Directors are also reimbursed for out-of-pocket travel and other expenses incurred in attending Board and/or committee meetings.

        Our Board of Directors has established a policy for granting options as a part of the compensation for our non-employee directors. It is anticipated that such grants will generally be made on March 15th of each year. To be eligible for these annual grants, non-employee directors must be serving on our Board on the date of grant. The Board has also established option amounts as follows:

  •
  7,500 options for serving on our Board of Directors

  •
  1,000 options for serving on our Audit Committee

  •
  1,500 options for serving as a chairman of a Board committee

  •
  1,000 options each quarter for a non-employee director serving as Chairman of the Board

        In addition, the Compensation Committee is considering a new policy with respect to granting stock awards as part of the compensation for our non-employee directors. Any new compensation policy that includes the granting of stock awards is subject to Board approval. Future awards may be in consideration for Board service during 2009 or future periods and will be reflected in the director compensation table as applicable.

        In February 2008, the Compensation Committee adopted a policy to award each new non-employee director an option to purchase 50,000 shares of our common stock when first elected to the Board. As additional compensation, discretionary options may be granted annually. The exercise price per share for these options, which are granted under our stock option plans, is the closing price of our common stock on the date of grant. Options granted under the plans generally have a three or seven year term and become exercisable on the date of grant. In determining whether to grant additional options, the Compensation Committee considers our performance, performance of the directors and the achievement of our overall business strategy and objectives.

        In November 2007, our Governance and Nominating Committee adopted a policy requiring all non-employee directors to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after adopting the policy, or November 2010. New non-employee directors are required to own Evergreen common stock with a value equaling or exceeding five times the amount of the annual retainer, or $100,000, within three years after joining our Board. We believe that requiring Board members to own our common stock drives long-term perspective, growth, retention and alignment with stockholder value creation.

Directors Compensation Table

        The following table sets forth certain information regarding compensation earned by or awarded to each non-employee director who served on our Board of Directors in 2009. Directors who are employees of Evergreen are not compensated for their services as directors:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)	Other Compensation ($)		Total ($)
Stanford M. Adelstein(4)	39,500	4,787	—		44,287
Robert J. Clark	67,250	7,125	—		74,375
Kevin R. Collins(5)	—	—	—		—
Manuel H. Johnson	55,500	5,888	—		61,388
Robert S. Kaplan	48,500	5,185	—		53,685
Richard B. Perl(6)	22,500	31,438	112,991	(5)	166,929
Jack C. Pester(7)	20,533	5,490	—		26,023
James S. Pignatelli(8)	45,500	4,575	—		50,075
W. Grady Rosier(9)	21,533	5,490	—		27,023
James R. Schlesinger(10)	17,533	4,575	—		22,108
M. Richard Smith	87,750	1,885	80,168	(11)	169,803

Total	426,099	76,438	193,159		695,696

(1)
Thomas H. Stoner Jr., our Chief Executive Officer, is not included in this table as he is an employee and thus receives no compensation for his service as a director.

(2)
At the election of the Directors, they deferred their third and fourth quarter fees. As a result, total aggregate cash payments received during 2009 was $223,099 of the $426,099 earned in 2009.

(3)
Reflects the fair value of the awards on date of grant. Our non-employee directors received stock option awards on March 13, 2009 for their services rendered during 2008. Directors were granted 7,500 options for serving on our Board, 1,500 options for serving as chairman of a Board committee, and 1,000 options for serving on our Audit Committee. These options are fully vested and have an exercise price equal to the closing price of our common stock on March 13, 2009, which was $0.95. Further, the non-executive Chairman of the Board received 1,000 stock options each quarter during which he served as Chairman, in arrears, for his services. The options are fully vested and have exercise prices equal to the closing price of our common stock on the dates of grant, January 2, 2009, April 1, 2009, July 1, 2009 and October 1, 2009 and January 4, 2010 of $0.30, $1.36, $0.98, $0.64 and $0.34, respectively.

(4)
Mr. Adelstein retired from his position on the Board in January 2010.

(5)
Kevin R. Collins, previously served as our Chief Executive Officer, President and Director until June 2009, received no compensation for his service as a director while he was an employee. Mr. Collins served only as a director from June 2009 until July 2009, thus compensation in the table reflects this period of time.

(6)
Mr. Perl joined the Board in June 2009. Pursuant to a consulting agreement, Mr. Perl receives $2,500 per day in a combination of cash and common stock when he is providing consulting services to us. During 2009, he earned compensation totaling $112,991 of which $70,125 was paid in cash and $42,886 was the fair value of the stock that was granted related to his consulting agreement which is shown in the Other Compensation column.

(7)
Mr. Pester retired from his position on the Board in May 2009.

(8)
Mr. Pignatelli retired from his position on the Board in January 2010.

(9)
Mr. Rosier retired from his position on the Board in May 2009.

(10)
Dr. Schlesinger retired from his position on the Board in May 2009.

(11)
Pursuant to a consulting agreement, Mr. Smith receives $2,500 per day in a combination of cash and common stock when he is providing consulting services to us. During 2009, he earned compensation totaling $80,168 of which $30,158 was paid in cash and $50,010 was the fair value of the stock that was granted related to his consulting agreement. Since Mr. Smith was appointed as Chairman of the Board in June 2009, he no longer provides us consulting services.

As of December 31, 2009, each non-employee director had the following number of option awards outstanding: Mr. Adelstein—23,014 options; Mr. Clark—35,641 options; Mr. Johnson—99,486 options; Mr. Kaplan—75,500 options; Mr. Perl—50,000 options; Mr. Pignatelli—104,333 options; and Mr. Smith—54,068 options. Additional information concerning the security ownership of our directors is set forth in the Stock Ownership table on page 3.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding our executive officers, including age, principal occupation and the date each first became an executive officer.

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Thomas H. Stoner Jr. (50)	Mr. Stoner has served as Chief Executive Officer of Evergreen since June 2009. More detailed information regarding Mr. Stoner's business experience is set forth in this Proxy Statement under "Directors."	2009
Diana Kubik (44)
	Ms. Kubik serves as Vice President and Chief Financial Officer of Evergreen. Prior to joining Evergreen in March 2006, Ms. Kubik was practice director at 2 Degrees Consulting, where she specialized in providing Securities and Exchange Commission, technical accounting services and compliance guidance for Sarbanes-Oxley regulations, from November 2004 to March 2006. From September 2002 through August 2004, Ms. Kubik worked for Qwest Communications International Inc. as a Senior Director of Finance. Ms. Kubik held a number of accounting positions with increasing responsibilities, including six years with Deloitte & Touche, LLP. Ms. Kubik is a certified public accountant and received her MBA in Finance from the University of South Florida and a B.S. degree in Accounting and Management Information Systems from the University of Tampa.	2006

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Miles F. Mahoney (42)	Mr. Mahoney has served as President and Chief Operating Officer of Evergreen since November 2009. Upon joining Evegreen in April 2009, he served as the Sr. Vice President of Marketing and Sales until he was promoted to the President and General Manager of C-Lock Technology in July 2009. Mr. Mahoney was General Partner and Founder of Sales Strategies providing Fortune 1000 companies with key strategies, channel worthiness, market readiness, value propositions, and business propositions from September 2007 to April 2009. From 2005 to 2007, Mr. Mahoney served as Vice President and General Manager of SAS Institute of Global Alliances and Channels, the world's largest privately held Software Company, leading their global channel, OEM and Alliances Business Unit. Mr. Mahoney served as Vice President of Worldwide Strategic Alliances for Borland Software from 2004 to 2005. Mr. Mahoney holds a Masters of Business Administration degree from Pepperdine University and a Bachelor's degree in finance from the University of Montana.	2009
William G. Laughlin (65)
	Mr. Laughlin serves as Vice President, General Counsel and Secretary of Evergreen. Prior to joining Evergreen in March 2005, Mr. Laughlin was Of Counsel with the law firm of Locke Liddell & Sapp LLP in Houston, Texas where he practiced in the firm's Energy Practice Group from 2003 to 2005. From 1990 through 2002, Mr. Laughlin served as Vice President and Director of the Natural Resources Law Department of The Coastal Corporation. Following Coastal's merger with El Paso Corporation in 2001, Mr. Laughlin became Vice President of El Paso Corporation and General Counsel of El Paso Production Company. Prior to 1990, Mr. Laughlin was Vice President, General Counsel and Secretary of Ladd Petroleum Corp., a subsidiary of General Electric Corp. Mr. Laughlin holds a B.A. in Economics from Colorado College and a J.D. from the University of Wyoming.	2005

Name (Age)	Principal Occupation or Employment During the Past Five Years	Executive Officer Since
Kevin E. Milliman (44)	Mr. Milliman has served as Vice President of Engineering of Evergreen since July 2008. Upon joining Evergreen in July 2007, he served as a Senior Lead Process Engineer. Prior to joining Evergreen in July 2007, Mr. Milliman was a Senior Engineer at O&G Environmental Consulting from June 2006 to June 2007, providing oil and gas industry clients with project development, planning and operational services. From 1996 to June 2006, Mr. Milliman was Group Manager and Senior Chemical Engineer for Earth Tech, where he managed a multi-million dollar design/build project for Superfund clean up and completed engineering studies of refinery facilities and operations that identified efficiency and environmental performance improvements at multiple sites across the Unites States. Prior to 1996, Mr. Milliman served as a process chemical engineer with ExxonMobil where he provided technical leadership in a multi-million dollar chemical plant turn-around and expansion. Mr. Milliman is a registered professional chemical engineer in Colorado and holds a B.S. in Chemical Engineering from the University of Rochester and a M.A. Science, Technology and Public Policy from George Washington University.	2009

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        We believe that the performance and contribution of our executive officers is critical to our overall success. Our goal is to attract, retain, and motivate the executives necessary to accomplish our business strategy. We have executive compensation programs that reward performance and emphasize stockholder value creation. The Compensation Committee of the Board of Directors is responsible for establishing executive compensation policies and overseeing executive compensation practices. The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers identified in the Summary Compensation Table (the "named executive officers"). Our named executive officers are:

Current Executives
Thomas H. Stoner Jr.	Chief Executive Officer
Diana L. Kubik	Vice President and Chief Financial Officer
Miles Mahoney	President and Chief Operating Officer
William G. Laughlin	Vice President, General Counsel and Secretary
Kevin Milliman	Vice President of Engineering
Former Executives
Kevin Collins	Former President and Chief Executive Officer
W. Steven Wolff	Former Executive Vice President of Engineering
Theodore Venners	Former Founder

Please see Summary Compensation Table on page 28 for detailed components of their 2009 compensation.

Past Compensation Practices

        Prior to 2007, we did not use market studies to determine the market value of compensation for our executive officers. Executive officers hired during this period negotiated their total compensation packages with our Board of Directors and other key executive officers. In certain instances, we may have negotiated compensation with an executive that is higher than market studies would have otherwise indicated. In such instances, the Compensation Committee determined that the compensation was appropriate based upon that executive's unique skills and/or technical expertise and his or her ability to contribute to the development of our company. Additionally, the Compensation Committee was cognizant that companies in our stage of development may pay a premium to attract and retain top executives because of the uncertain nature of the future operations. As we have been in transition, our compensation programs and objectives have changed and market analysis is now included in determining compensation for executive officers.

Current Compensation Philosophy

        In 2007, we implemented a more formalized executive compensation program. The primary objectives of our executive compensation program are to support our business strategy and to create value for our stockholders by attracting and retaining our executive officers and, once employed, to encourage high performance from those executives. In order to accomplish these objectives, we believe an executive's performance should be aligned with his or her compensation and be based on both our performance as a company, as well as the executive's individual performance.

        Our executive compensation programs are reviewed and approved by our Compensation Committee and focus on two key principles:

  •
  Provide competitive total compensation that will attract, motivate and retain a highly capable and performance-focused executive team, with the great majority of compensation realized only if performance is achieved; and

  •
  Reward performance by motivating executives to exhibit behaviors that drive enhancement of stockholder value. Incentive opportunities should align corporate growth objectives and performance with individual achievements.

Elements of Total Compensation

        We hope to achieve our goal of increasing stockholder value by offering a comprehensive and reasonable compensation package to executives that has emphasis on variable or contingent compensation, and contains the following components: (1) base pay, (2) cash bonus, (3) stock-based compensation, (4) retention awards, and (5) other compensation. The executive's base pay is tied to both the market value of the position and the executive's ability to contribute, which should be sufficient to attract and retain the most qualified people. Typically, we also offer an annual cash incentive, which is meant to focus the executives on goals and activities that are critical to our success and drive stockholder value each year. Lastly, our executive compensation program is centered on the use of long-term incentives. Long-term incentives are generally used to focus executives on stockholder value and growth in the long term. In establishing goals and objectives related to annual cash incentives and long-term incentives, the Compensation Committee is cognizant that such goals and objectives could create risks that could have a material adverse effect on us. As a result, the Compensation Committee takes care to ensure that these risks are either mitigated through detailed review of various aspects of goals achieved, reliance on our system of internal controls and other similar processes and procedures.

        To help the Compensation Committee execute its responsibilities, the committee solicited the advice of two independent consultants to determine the appropriate amount of pay demanded by market practices. We collectively refer to the two independent consulting groups as the "consultants." All significant forms of total compensation are valued and compared, including base salary, annual target and actual bonus, annual long-term incentive equity grant values and other cash and non-cash compensation. We used data developed by the consultants, which we collectively refer to as the "2007 Report." One consultant used proprietary compensation survey data that included 99 companies primarily in the exploration and production of coal, oil and natural gas industries located in North America with revenues under $600 million. We focused our compensation study analysis on the energy industry because it was anticipated that we would be competing with these other energy companies in hiring and retaining personnel with similar skill sets. A small sampling of the companies included in the study are: ADA-ES Inc., Headwaters, Inc., Rentech Inc., Aspect Energy LLC, Bill Barrett Corporation, Black Hills Exploration and Production, EnCana Oil, Ranch Ltd, Forest Oil Corporation, Hunt Petroleum Corporation, Pioneer Natural Resources USA, Inc., Williams and Saint Mary Land & Exploration Company. The data in this report was further segmented into seven revenue categories for each position. We focused our compensation analysis on the revenue category of $40 million to $100 million, which is consistent with our actual and forecasted revenue. The data was also scope-adjusted to reflect job responsibilities of various employees rather than merely focusing on position titles. While some of these peer companies are larger than the Company, the size adjustments and scope adjustments rendered the data more appropriate for our analysis. We also utilized a second independent consulting firm that provided compensation data derived from proprietary surveys that focused on certain positions in the company. This data was primarily used because it included certain positions not included in the other survey and it was also used to confirm salary levels for certain positions included in the first survey.

        For 2009, the Compensation Committee engaged only one independent consulting firm that utilized data derived from 15 proprietary compensation surveys for comparable for-profit companies, which we refer to as the "2009 Report." The applicable surveys analyzed the compensation of executives in comparable industries such as cleaner coal technology, energy production and environmental solutions with estimated revenues of approximately $55 million. Further, companies included within the surveys have a similar geographic scope to Evergreen as most are located primarily in North America. The surveys included compensation information by comparable industries (such as oil and gas, clean energy, and environmental industry) and functional areas (such as engineering, finance, legal, and human resources) that relate to the activities of Evergreen.

        The components of compensation, discussed in more detail below, are compared to the data from the compensation surveys. In some instances, due to the competitive environment that we operate in and the experience and qualifications of the individual executive, we may pay above the median and, in other cases, below the median. However, overall, we will continue to try to compensate our officers in the 50th to 75th percentile of compensation by the compensation survey data.

  Base Pay

        Base pay for our named executive officers is set by the Board of Directors upon recommendation by the Compensation Committee based upon comparable positions for clean energy technology and energy-related companies in the United States. Base pay targets may be higher than the targeted 50th to 75th percentile range in order to attract candidates with more experience, special skills or with unique qualifications for a particular position. Because base pay is not easily adjusted when strategic goals are not attained, and because we have not yet achieved substantial revenue and earnings from our core technologies, we regard base pay as more important in recruiting qualified executives, but less important as an individual motivating factor in attaining strategic corporate goals. The Compensation Committee generally reviews the performance of each named executive officer during the first quarter of each year for the prior year of service. In each case, the Compensation Committee takes into account the scope of responsibilities and experience of each officer and balances these against our peer group or compensation study data as described above in Elements of Total Compensation. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results.

        As a result of the review in 2007 of 2006 performance, the Compensation Committee awarded base pay increases to Ms. Kubik and Mr. Laughlin. These pay increases were based upon the data in the 2007 Report after considering experience and responsibilities, which resulted in Ms. Kubik's revised base pay being lower than the median and Mr. Laughlin's base pay being in approximately the 60th percentile. Further, in May 2007, the Compensation Committee increased Mr. Collins' base salary to $300,000 due to his increased responsibilities after being appointed Chief Executive Officer and President. The increase was evaluated in comparison to the data from the 2007 Report and factored in experience and other qualifications, which resulted in Mr. Collins' base pay being in approximately the 60th percentile. None of the current or former Named Executive Officers received base pay adjustments in 2008.

        In May of 2009, in an effort to bring all officers closer to the median, the Compensation Committee increased Ms. Kubik's base salary 15%, resulting in her base pay being still lower than the median. Mr. Milliman's salary is currently lower than the median. Further, in July 2009, the Compensation Committee increased Mr. Mahoney's base salary to $200,000 due to his increased responsibilities after being appointed President & General Manager of C-Lock Technology, Inc. The increase was evaluated in comparison to the data from the 2009 Report and factored in experience and other qualifications, which resulted in Mr. Mahoney's base pay being in approximately the 50th percentile. Mr. Stoner's base salary was set at $300,000 per year by the Compensation Committee based on the 2009 Report resulting in his base pay being lower than the median. During Mr. Stoner's first year of employment, $100,000 of his annual base pay is to be made in monthly stock grants and the remaining in cash. As a part of our cost containment activities, each Named Executive Officer and certain middle management employees' pay was decreased in a range of 10% to 50%. Mr. Milliman's pay was reduced by 10% and Ms. Kubik's, and Messrs. Mahoney's and Laughlin's pay was reduced by 15%. Mr. Stoner's cash portion of his pay was reduced by 50%. The Compensation Committee has approved a reinstatement of pay to original salary amounts in April 2010. Generally, taking into account the above mentioned pay reductions, no pay increases were granted to any employee in 2009 or through March 2010 due to the overall company performance and limited cash resources. The Compensation Committee, at its discretion may approve increases in pay during 2010 as circumstances dictate.

  Annual Incentives—Cash Bonus Awards

        Cash bonus awards are an important annual tool in rewarding individual performance that is aligned with the objective of increasing stockholder value. The primary purpose of the annual cash bonus is to motivate participants to enable us to achieve short-term goals designed to create sustainable stockholder value and reward them to the extent they achieve such goals. The Compensation Committee makes objective and subjective evaluations of the named executive officers and awards cash bonus payments based on relative contribution by each named executive officer. In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive annual cash bonuses, the compensation survey data and other types of compensation received by our named executive officers. Additionally, each named executive officer is reviewed for his or her contribution to our business strategy and our results.

        No annual incentive cash bonuses were granted to the named executive officers in 2009 due to the overall company performance and limited cash resources. Through March 2010, no cash incentive bonuses have been awarded to the named executive officers due to overall company performance and limited cash resources, although cash retention bonuses and inducement bonuses were awarded as discussed below. However, the Compensation Committee, at its discretion, may award bonuses during 2010 as circumstances dictate.

  Long-Term Incentive—Stock-Based Compensation

        All stock based compensation awards for named executive officers are authorized by the Board of Directors. All awards come from stockholder approved plans, with the exception of "inducement awards." Inducement awards refer to stock based compensation awarded to induce officers to accept employment with us. We use a combination of restricted stock and non-qualified stock option awards that may contain both time based and performance based vesting criteria that are designed to attract and retain executives and employees. The number of restricted shares or options awarded to each recipient is determined by considering the nature of the position, the experience and qualifications of the grantee and the desired amount of the overall compensation package. Beginning in 2009, the Compensation Committee began granting restricted stock awards that contain vesting criteria based upon the closing price of Evergreen's stock for a predetermined period of time. The Compensation Committee believes that these types of grants better align goal attainment with an increase in stock price and increased shareholder value. See further discussion of specific grants below.

        Historically, these grants generally vest over a three- to five-year period with 20% to 33% vesting on the anniversary date of grant date if the individual continues to be employed by us and, if applicable, goals established throughout the year have been achieved. Due to our stage of development, the goals and objectives of the named executive officers evolve throughout the year rather than fixed annual goals being established at the beginning of each year. In certain instances, the grants may also contain immediate vesting related to prior service. Restricted stock grants to new employees are made on the first day of the month following employment unless Evergreen is in a blackout period and then the grant date is the first day of the month following the end of the blackout period and generally vest based upon grant date anniversary and may contain performance vesting criteria. Upon termination of employment with us, unless otherwise agreed by Evergreen, all unvested and unexercised stock options are forfeited pursuant to the terms of the grant agreements and all unvested restricted stock grants are immediately forfeited. Generally, the Compensation Committee annually reviews the stock based compensation of each executive officer, taking into account peer group or compensation study data, salary levels, responsibilities, contribution to our business and our results.

        In 2007, Ms. Kubik and Mr. Laughlin received 6,800 and 9,000 restricted shares, respectively, that contain both time and performance based vesting criteria. The number of shares granted was based upon data contained in the 2007 Report. Assuming applicable performance criteria are satisfied, these shares vest in three equal parts beginning on March 14, 2008. Ms. Kubik and Mr. Laughlin have achieved the various performance goals and objectives determined at the discretion of the Board of Directors and its committees. Ms. Kubik vested in 2,267 shares of restricted stock on March 15, 2009 related to the attainment of 2008 goals, principally related to the development, expansion and refinement of the internal control structure developed in 2006 and the development of various internal reporting mechanisms and tools. Further, goals were added during 2008 related to the identification and completion of a financing transaction, including the associated audit and Securities and Exchange Commission filings, which were also achieved. Mr. Laughlin vested in 3,000 shares of restricted stock on March 15, 2009 related to the attainment of 2008 goals, principally related to the evaluation, development and refinement of the legal and internal control structures of the Company and providing internal support for contract and transaction evaluation, negotiation, drafting, and execution. Ms. Kubik and Mr. Laughlin vested in 2,267 and 3,000 shares of restricted stock, respectively, on March 15, 2010 related to the review and attainment of 2009 goals, principally related to contributions to the Buckeye sale process, financing activities and restructuring of the Board and executive management.

        In 2009, the Compensation Committee approved a plan to award stock options to most eligible employees. These awards took into consideration the results of the compensation surveys discussed above and the fact that neither base pay increases nor annual incentive cash bonuses were awarded in 2008. Pursuant to the plan, Ms. Kubik and Mr. Laughlin each received 80,000 stock options and Mr. Milliman received 50,000 stock options that contain both time and performance based vesting criteria. These awards provided for the first 33% to vest on March 27, 2009, with 33% to vest on each March 27th thereafter until fully vested and assuming applicable performance criteria are satisfied. The initial vesting on March 27, 2009 is related to prior service. Ms. Kubik and Mr. Laughlin each vested in 26,667 stock options on March 27, 2010 related to the review and attainment of 2009 goals, principally related to contributions to the Buckeye sale process, financing activities and restructuring of the Board and executive management. Mr. Milliman vested 16,667 stock option on March 27, 2010 related to the successful shutdown of the Ft. Union plant, the additional responsibilities taken on when Mr. Wolff departed and the transition of consultant based work being transferred in house. Additionally Mr. Milliman vested 700 shares of restricted stock on July 1, 2009 and 8,000 shares of restricted stock on September 1, 2009 related to the same accomplishments. In connection with his employment, Mr. Stoner was granted options to purchase 500,000 shares of common stock at an exercise price of $0.96 per share, the closing market price on June 24, 2009. The options were fully vested on the date of grant and expire on June 24, 2014. In connection with his employment, Mr. Mahoney received 50,000 shares of restricted stock that contain both time and performance based vesting criteria. This award provided for the first 20% to vest on June 1, 2009 as an inducement award, with 20% to vest on June 1st thereafter until fully vested assuming applicable performance criteria are satisfied. Additionally, in connection with his appointment as President and Chief Operating Officer, Mr. Mahoney received an option to acquire 150,000 shares of our common stock at an exercise price of $.30 per share (the closing price on November 19, 2009), which immediately vested.

        Also on November 19, 2009, in recognition of our financial position, in lieu of salary increases and bonuses for 2009 and in recognition of the support of the CEO and President during the transition period the Compensation Committee awarded, Ms. Kubik, and Mr. Laughlin each 150,000 shares of stock options that vest 100% immediately.

        Benchmarked Grants—In connection with his employment, Mr. Stoner was also granted a restricted stock award representing the contingent right to receive up to 3,000,000 shares of restricted common stock, subject to performance-based vesting upon the attainment of certain benchmarks, and assuming continuous employment, as follows: (i) 1,000,000 shares of common stock upon an increase in the closing price of the Company's common stock to $1.50 or higher per share for all of the trading days within any sixty consecutive calendar day period; (ii) an additional 500,000 shares of common stock upon an increase in the closing price of Evergreen's common stock to $2.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; (iii) an additional 500,000 shares of common stock upon an increase in the closing price of our common stock to $2.50 or higher per share for all of the trading days within any sixty consecutive calendar day period; (iv) an additional 500,000 shares of common stock upon an increase in the closing price of our common stock to $3.00 or higher per share for all of the trading days within any sixty consecutive calendar day period; and (v) an additional 500,000 shares of common stock upon an increase in the closing price of our common stock to $4.00 or higher per share for all of the trading days within any sixty consecutive calendar day period. Vesting of the award pursuant to the benchmarks above may also occur in the event of a merger or acquisition of Evergreen in which the price per share for our common stock satisfies the above vesting thresholds. Any unvested portion of the restricted stock award will expire on June 24, 2013.

        In connection with his appointment as President and Chief Operating Officer, Mr. Mahoney was also granted a restricted stock award representing the contingent right to receive up to 850,000 shares of restricted common stock, subject to the attainment of certain benchmarks, and assuming continuous employment, as follows: (i) 250,000 shares of restricted common stock when the closing price of Evergreen's common stock is at or above $.70 per share for 60 consecutive calendar days; (ii) an additional 150,000 shares of restricted common stock when the closing price of our common stock is at or above $1.05 per share for 60 consecutive calendar days; (iii) an additional 150,000 shares of restricted common stock when the closing price of our common stock is at or above $1.50 per share for 60 consecutive calendar days; (iv) an additional 150,000 shares of restricted common stock when the closing price of our common stock is at or above $1.75 per share for 60 consecutive calendar days; and (v) an additional 150,000 shares of restricted common stock when the closing price of our common stock is at or above $2.10 per share for 60 consecutive calendar days. Vesting of the award pursuant to the benchmarks above may also occur in the event of a merger or acquisition of Evergreen in which the price per share for our common stock satisfies the above vesting thresholds. Any unvested portion of the restricted stock award will expire in four years.

  Retention Awards

        From time to time, the Compensation Committee may grant retention awards at its discretion. These awards may be in stock or cash and may be to specific individuals or broad-based program to address retention of employees. In May 2009, in an effort to continue its path of K-Fuel development, the Compensation Committee approved a retention bonus program for select employees due to their specialized knowledge related to the technical aspects of the K-Fuel process. This program provided for retention bonuses to be paid out over two years on specified dates through May 31, 2011. Mr. Milliman was awarded a retention plan totaling $60,000 of cash bonuses to paid out as described above, the first $15,000 payment of which was made during the year ended December 31, 2009.

        In February 2008, after taking into consideration our financial position, the timeline to execute a definitive agreement to build K-Fuel or K-Direct plants and the constrained job market, the Compensation Committee adopted a broad retention program in an effort to retain personnel throughout the organization. The Compensation Committee approved the award of stock options to all participants of the retention program that contain time-based vesting criteria. Generally, the stock options vest over a five year period, 20% vesting each year with a first vesting date of March 14, 2008. The retention stock option awards granted to certain of our officers provided for the first 20% to vest on March 14, 2008, with 20% on each March 14th thereafter until fully vested. Mr. Laughlin and Ms. Kubik received 40,000 and 40,000 stock options, respectively.

        In 2007, the Compensation Committee reviewed our business environment, financial stability and individual as well as organizational performance, and as a result, awarded Mr. Collins, Ms. Kubik, Mr. Laughlin and Mr. Wolff 150,000, 40,000, 40,000 and 40,000 shares, respectively, of restricted stock that contain time-based vesting criteria for purposes of retention. These shares vest in five equal installments beginning March 14, 2008.

  Inducement Awards

        In connection with his employment, Mr. Mahoney received an inducement bonus of $20,000 paid in two equal installments over his first two months of employment. He also received an award of 50,000 shares of restricted stock with a grant date of June 1, 2009, of which 20% vested immediately as an inducement award. The remainder contains both time and performance based criteria and vests in four equal installments of 20% beginning on June 1, 2010 as discussed above in Long-Term Incentive—Stock-Based Compensation,

  Other Compensation

        We provide our executive officers with perquisites and benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program in order to attract and retain talented executives. Our executives are entitled to few benefits that are not otherwise available to all of our employees and, except as described elsewhere, the value of such perquisites and benefits for each executive officer is less than $10,000 in the aggregate. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Stock Ownership Guidelines

        We established stock ownership guidelines for directors and officers in 2007 to ensure that our directors and executives have a long-term equity stake in Evergreen. The guidelines apply to all directors and all corporate vice presidents and above. The guidelines require non-employee directors to have achieved a minimum investment in Evergreen stock within three years and require corporate officers to have achieved a minimum investment in Evergreen stock within five years. The ownership guidelines are defined as stock ownership value as a multiple of annual retainer (directors) or salary (officers) and are set as follows: Non-employee directors—not less than five times annual retainer; CEO—not less than two times salary; and corporate Vice Presidents—not less than one times salary. Shares held prior to the effective date of the guidelines and shares purchased and held under our employee stock purchase plan are applied towards satisfying the investment requirement.

Employment Agreements

        We have no employment agreements at this time. The key terms of employment are described in offer letters and generally are limited to date of initial employment, starting annual base salary, number of days of paid time off, eligibility for stock incentive plans and other similar information that may vary by individual or as required by state law.

        We had employment agreements with Kevin Collins, our former President and CEO and with Theodore Venners, our Founder. The agreements generally addressed: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation. The agreements also contained termination and related pay provisions and accelerated vesting conditions in the event of a change in control or termination without cause.

Change in Control and Severance Agreements

        We currently have no formal change in control or severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation. Additionally, our various stock option and incentive plans generally allow for accelerated vesting with respect to awards made under the plans upon a change in control.

Accounting and Tax Impacts of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of $1 million per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility. Covered employees include each of our named executive officers.

        Our Compensation Committee considers our ability to fully deduct compensation in accordance with the $1million limitations of Section 162(m) in structuring our compensation programs. However, the Compensation Committee reserves the right to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of Evergreen and our stockholders. Our Compensation Committee will continue to consider ways to maximize the deductibility of executive compensation while retaining the flexibility to compensate executive officers in a manner deemed appropriate relative to their performance and to competitive compensation levels and practices compared to our peer group.

        We also take into consideration accounting implications in the design of our compensation programs. Executive officers and the Compensation Committee review the projected expense amounts associated with the granting of option and restricted share grants. Under current accounting rules Financial Accounting Standards Board Accounting Standards Codification Topic 718 "Share-Based Payments," or FASB ASC 718, we are required to expense the grant-date fair value of share-based grants. The grant-date value is amortized and expensed over the service period, generally the vesting period of the grant.

Pension Benefits

        We do not provide pension benefit plans to our employees or our named executive officers.

Non-Qualified Defined Contribution or Other Non-Qualified Deferred Compensation Plans

        We do not provide non-qualified contribution plans or other non-qualified deferred compensation options to any of our employees or our named executive officers.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the committee's review and discussions with management, has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the our annual report on Form 10-K for the year ended December 31, 2009, as well as the Proxy Statement for the Annual Meeting.

Respectfully submitted by the Compensation Committee of the Board of Directors

Robert S. Kaplan (Chairman)
Robert J. Clark
William G. Gibson
M. Richard Smith

Summary Compensation Table

        The following table summarizes the compensation that was earned by, or paid or awarded to, the named executive officers. The "named executive officers" are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers serving as such as of December 31, 2009, determined based on the individual's total compensation for the year ended December 31, 2009, as reported in the table below. Pursuant Exchange Act rules, the named executive officers also include our former Chief Executive Officer. Further, our former Executive Vice President of Engineering and our Founder, both of whose employment ended during 2009, are also included as named executive officers because their total compensation exceeded that of certain other named executive officers. The table does not include certain fringe benefits made available on a nondiscriminatory basis to all our employees, such as group health insurance, paid parking, certain educational and training programs, vacation and sick leave. In addition, we make available benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The aggregate value of such benefits in the case of each executive officer listed in the table below, which cannot be precisely ascertained but which is less than $10,000 for each such executive officer, is not included.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Thomas H. Stoner Jr.	2009	$109,231	$—		$2,421,435	(2)	$345,000	$—		$2,875,660
Chief Executive Officer
Diana L. Kubik	2009	$176,000	$—		$—		$99,400	$—		$275,400
Vice President and Chief	2008	$165,000	$20,000		$—		$62,000	$—		$247,000
Financial Officer	2007	$162,519	$—		$179,920		$—	$50	(3)	$342,489
Miles Mahoney	2009	$123,231	$20,000	(4)	$188,212	(5)	$45,000	$18,958	(6)	$395,401
President and Chief Operating Officer
William G. Laughlin	2009	$188,539	$—		$—		$99,400	$—		$287,939
Vice President, General	2008	$193,000	$25,000		$—		$62,000	$—		$280,000
Counsel and Secretary	2007	$211,758	$—		$196,200		$—	$50	(3)	$408,008
Kevin Milliman(7)	2009	$152,615	$15,000		$—		$41,500	$—		$209,115
Vice President of Engineering
Former Named Executive Officers:
Kevin R. Collins(8)	2009	$133,846	$—		$—		$—	$179,635		$313,481
Chief Executive Officer and	2008	$300,000	$—		$—		$77,500	$—		$377,500
President	2007	$255,769	$—		$486,000		$—	$175	(3)	$714,944
W. Steven Wolff(7),(9)	2009	$100,385	$30,000		$—		$—	$144,303		$274,688
Executive Vice President of	2008	$225,000	$30,000		$—		$62,000	$36,543	(10)	$353,543
Engineering
Theodore Venners(11)	2009	$172,692	$—		$—		$—	$143,385		$316,077
Founder	2008	$289,215	$—		$1,463,501		$993,647	$—		$2,746,363
	2007	$294,714	$—		$—		$—	$200	(3)	$294,914

(1)
The amounts shown in this column represent the grant date fair values for the restricted stock units granted to the named executive officers (disregarding any estimate of forfeitures related to service-based vesting conditions). The 2007 and 2008 award values were recalculated from amounts shown in prior proxy statements to reflect their grant date fair values, as required by SEC rules effective for 2010. These amounts do not correspond to the actual cash value that will be recognized by each of the named executive officers when received.

(2)
Included in the Stock Awards column is 3,000,000 shares of restricted stock granted on June 24, 2009. These shares will not vest until certain vesting criteria are attained. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—Benchmarked Grants. Also included are 120,628 shares of stock issued in lieu of cash annual base pay for year ending December 31, 2009.

(3)
Amounts represent restricted share grants for ownership in our majority owned subsidiary C-Lock Technology, Inc. for services rendered upon the formation and advancement of this entity. The restricted shares were granted on November 14, 2007 and fully vested on that date. The fair market value of the shares was estimated by an independent third party. Mr. Collins, Ms. Kubik, Mr. Venners and Mr. Laughlin were granted 3,500, 1,000, 4,000 and 1,000 shares, respectively. The grant date fair value of the shares was $0.05 per share. In November 2008, Mr. Collins returned the 3,500 shares to us.

(4)
Reflects a $20,000 inducement award.

(5)
Included in the Stock Awards column is 850,000 shares of restricted stock granted on November 19, 2009. These shares will vest until certain vesting criteria are attained. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—Benchmarked Grants.

(6)
Reflects relocation temporary housing expenses of $18,958.

(7)
Pursuant to SEC rules, compensation only presented for the years in which the individual was a named executive officer of Evergreen.

(8)
Mr. Collins terminated effective as of June 1, 2009. Annual base pay he received while he was an employee is reflected in the Salary column. Pursuant to his employment agreement, Mr. Collins was paid severance equal to his base salary disbursed in bi-weekly payments totaling $166,154 through December 31, 2009 and is reflected in the All Other Compensation column. Such payments will continue through May 31, 2010. The All Other Compensation column also reflects payments for health care benefits of $13,481. We are required to provide Mr. Collins with health care coverage through June 2011, pursuant to his rights under his former employment agreement.

(9)
Mr. Wolff terminated effective as of June 1, 2009. Annual base pay he received while he was an employee is reflected in the Salary column. Pursuant to a separation agreement, Mr. Wolff was paid severance equal to his base pay disbursed in bi-weekly payments totaling $124,615 through December 31, 2009 and is reflected in the All Other Compensation column. The All Other Compensation column also reflects payments of earned but unused paid time off of $8,908 paid at the time of his termination and health care benefit payments of $10,780.

(10)
Reflects home closing costs and expenses of $36,543.

(11)
Mr. Venners was terminated effective as of June 30, 2009. Annual base pay he received while he was an employee is reflected in the Salary column. Pursuant to a transition agreement, Mr. Venners is entitled to receive consulting fees payable directly to him or an entity he controls for a period of nine months after his termination. In addition, Mr. Venners was entitled to $30,000 for expenses incurred in connection with the agreement and certain actual costs for Green Search, LLC, an entity controlled by Mr. Venners. Pursuant to this agreement, we paid an entity that Mr. Venners controls the $30,000 and consulting fees totaling $112,500 through December 31, 2009, which are reflected in the All Other Compensation column. The All Other Compensation column also reflects payments of health care benefit payments of $885.

Employment and Other Agreements

        We currently have no employment agreements. We had employment agreements with Kevin Collins, our former President and CEO and with Theodore Venners, our Founder. The agreements generally addressed: role and responsibility; rights to compensation and benefits during active employment; termination in the event of death, disability or retirement and termination for cause or without cause; and resignation. The agreements also contained termination and related pay provisions and accelerated vesting conditions in the event of a change in control or termination without cause. Each of these individuals executed new agreements with Evergreen upon their termination. In addition, we did not previously have an employment agreement with W. Steven Wolff; however, we executed a separation agreement with him upon his termination.

  Collins Agreement

        In connection with the retirement of Mr. Collins we entered into a separation and release agreement. The principal terms of the agreement are as follows: (1) Mr. Collins will be paid Three Hundred Thousand Dollars ($300,000) (or twelve (12) months of salary at his current base salary rate), less applicable withholding for federal and state taxes and other deductions required by law, with such amount to paid over the next twelve (12) months as a combination of (x) customary and standard fees for his continuing service on the Company's Board of Directors (not including fees for attendance at Board Committee meetings), and (y) regular payments through the regularly scheduled payroll process; (2) the Company will pay Mr. Collins' COBRA premiums for a period of 18 months commencing

June 1, 2009; (3) all unvested restricted stock awards and stock options previously awarded to Mr. Collins shall vest, excluding the 400,000 shares of restricted stock granted to Mr. Collins in 2005 when he initially joined Evergreen; (4) Mr. Collins agreed to customary non-disparagement and non-disclosure provisions; and (5) Mr. Collins and the Company agreed to a broad mutual release of any and all claims against the other. Mr. Collins has also agreed to assist us from time to time at our requested to aid in such transition and succession. Mr. Collins' previous employment agreement terminated by its terms effective June 1, 2009. Through December 31, 2009, Mr. Collins received $166,154 pursuant to his separation agreement.

  Venners Agreement

        We entered into a transition agreement with Mr. Venners upon his termination. The principal terms of the agreement are as follows: (1) Mr. Venners will work between 60 to 90 hours per month and will receive a consulting fee of $22,500 per month during the nine month transition period; (2) the Company will pay Mr. Venners' health insurance until he reaches age 65 and make available health insurance to his wife with the costs to be paid by Mr. Venners; (3) Mr. Venners will retain his ownership of 4,000 shares of C-Lock Technology Inc stock which may be converted to shares of our common stock on terms as yet to be determined; (4) Mr. Venners received $30,000 for expenses incurred in connection with the agreement and certain actual costs for Green Search, LLC, an entity controlled by Mr. Venners ; (5) Mr. Venners' employment agreement with Evergreen dated December 31, 2005 was terminated by mutual agreement of the parties and the 600,000 shares of our common stock that Mr. Venners was granted in connection with the employment agreement will fully vest at Mr. Venners' election upon satisfaction of any of the following conditions: (i) the end of the nine month transition period, (ii) our sale of all of the assets or of all of the stock of Buckeye Industrial Mining Company, or (iii) Evergreen receiving financing in excess of $30 million. In connection with the anticipated vesting of Mr. Venners' 600,000 shares of common stock, the tax withholding provision of Mr. Venners' employment agreement will remain in force thereby allowing him the option to pay the withholding tax on vesting by delivering to us the cash or shares of our common stock, which he has owned in excess of six months. If Mr. Venners elects to deliver shares of common stock, we will then be required to submit the withholding tax in cash to the IRS. In addition, effective upon execution of the agreement, all of Mr. Venners' outstanding unvested options to purchase our common stock, which total 24,000 and have an exercise price of $1.96, fully vested. Through December 31, 2009, Mr. Venners received $177,510 pursuant to his transition agreement.

  Wolff Agreement

        Also in connection with the departure of Mr. Wolff, we entered into a separation and release agreement, the principal terms of this arrangement are as follows: (1) Mr. Wolff will be paid $225,000 (or twelve (12) months of salary at his regular salary rate), less applicable withholding for federal and state taxes and other deductions required by law, in the same manner as a regular employee through the regularly scheduled payroll process; (2) Mr. Wolff received, by June 30, 2009, a payment of $30,000.00 (the amount equal to the last bonus paid to Mr. Wolff); (3) Mr. Wolff will continue to receive health insurance through the earlier of (x) May 31, 2010; or (y) the start date of new employment by Mr. Wolff which provides him health insurance paid by the new company; (4) Mr. Wolff agreed to customary non-disparagement and non-disclosure provisions; and (5) Mr. Wolff and Evergreen agreed to a broad mutual release of any and all claims against each other. Through December 31, 2009, Mr. Wolff received $124,615 pursuant to his separation agreement.

2009 Grants of Plan Based Awards

        The following table sets forth equity-based awards granted to our named executive officers during the fiscal year ended December 31, 2009.

Name and Principal Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Share Price of Option and Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)(1)
Thomas H. Stoner Jr.(2)	6/24/2009	3,000,000	(3)	0.96	2,880,000
	6/24/2009	500,000	(4)	0.96	480,000
	6/30/2009	14,828	(5)	0.98	14,531
	7/31/2009	9,259	(5)	0.90	8,333
	8/31/2009	8,090	(5)	1.03	8,333
	9/30/2009	13,020	(5)	0.64	8,332
	10/30/2009	23,145	(5)	0.36	8,333
	11/30/2009	27,777	(5)	0.30	8,333
	12/31/2009	24,509	(5)	0.34	8,333
Diana L. Kubik	3/27/2009	80,000	(6)	1.12	89,600
	11/19/2009	150,000	(7)	0.30	45,000
Miles F. Mahoney	6/1/2009	50,000	(8)	1.08	54,000
	11/19/2009	150,000	(7)	0.30	45,000
	11/19/2009	850,000	(9)	0.30	255,000
William G. Laughlin	3/27/2009	80,000	(6)	1.12	89,600
	11/19/2009	150,000	(7)	0.30	45,000
Kevin E. Milliman	3/27/2009	50,000	(6)	1.12	56,000
Former Named Executive Officers:
Kevin R. Collins	—	—		—	—
Theodore Venners	—	—		—	—
W. Steven Wolff	—	—		—	—

(1)
The amounts shown in this column represent the grant date fair values for the restricted stock and option units granted to the named executive officers (disregarding any estimate of forfeitures related to service-based vesting conditions).

(2)
All of the restricted shares and option grants are considered inducement options as defined by the NYSE Arca and are not issued pursuant to a plan.

(3)
Stock award was granted on June 24, 2009 and vests based upon achievement of certain market conditions. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—Benchmarked Grants.

(4)
The stock options vested 100% on June 24, 2009 upon employment.

(5)
The stock awards vested 100% upon grant date and represents annual base pay remunerated in stock in lieu of cash.

(6)
The stock options are subject to time based vesting and vest in three equal installments beginning on March 27, 2009.

(7)
The stock options vested 100% on November 19, 2009.

(8)
The stock award is subject to time and performance based vesting and vests in five equal installments beginning on June 1, 2009.

(9)
Stock award was granted on November 19, 2009 and vests based upon achievement of certain market conditions. See further discussion above in Elements of Total Compensation—Long-Term Incentive—Stock-Based Compensation—Benchmarked Grants.

2009 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding option awards and unvested stock awards held by our named executive officers as of the year ended December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Thomas H. Stoner Jr.	500,000	—		0.96	6/24/2014	3,000,000	(2)	1,020,000
Diana L. Kubik	16,000	24,000	(3)	1.96	3/14/2018	24,000	(4)	8,160
	26,667	53,333	(5)	1.12	3/27/2016	2,267	(6)	771
	150,000	—		0.30	11/19/2014	—		—
Miles F. Mahoney	150,000	—		0.30	11/19/2014	850,000	(7)	289,000
	—	—		—	—	40,000	(8)	13,600
William G. Laughlin	240,000	60,000	(9)	16.53	3/1/2012	24,000	(4)	8,160
	16,000	24,000	(3)	1.96	3/14/2018	3,000	(6)	1,020
	26,667	53,333	(5)	1.12	3/27/2016	—		—
	150,000	—		0.30	11/19/2014	—		—
Kevin E. Milliman	4,000	6,000	(3)	1.96	3/14/2018	700	(4)	238
	16,667	33,333	(5)	1.12	3/27/2016	32,000	(5)	10,880

(1)
The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.34 on December 31, 2009). The amounts assume the maximum percentage of shares of restricted stock will vest based upon the passage of time and/or the achievement of the specified performance goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executives.

(2)
Stock award was granted on June 24, 2009 and vests based upon achievement of certain market conditions. See Elements of Total Compensation—Long-term Incentive—Stock-Based Compensation—Benchmarked Grants above for more detail.

(3)
Stock options were granted on March 14, 2008 with 20% immediately vested and 20% vesting in four equal installments beginning March 15, 2009.

(4)
Stock award was granted on November 14, 2007 and vests in five equal installments beginning March 14, 2008.

(5)
Stock options and awards were granted on March 27, 2009 with 33% immediately vested and 33% vesting in two equal installments beginning March 27, 2010.

(6)
Stock award was granted on March 15, 2007, is subject to time and performance based vesting and vests in three equal installments beginning March 15, 2008.

(7)
Stock award was granted on November 19, 2009 and vests based upon achievement of certain market conditions. See Elements of Total Compensation—Long-term Incentive—Stock-Based Compensation—Benchmarked Grants above for more detail.

(8)
Stock award was granted on June 1, 2009, with 20% immediately vested and 20% vesting in four equal installments beginning June 1, 2010.

(9)
Stock option was granted on March 9, 2005 and vests in five equal installments beginning on March 9, 2006.

2009 Options Exercised and Stock Vested

        The following table summarizes options and stock awards that were exercised or vested by our named executive officers during the year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas H. Stoner(2)	—	—	120,628	64,528
Diana L. Kubik(3)	—	—	14,266	16,425
Miles Mahoney(4)	—	—	10,000	10,500
William G. Laughlin(5)	—	—	11,000	11,770
Kevin Milliman(6)	—	—	8,700	8,515
Former Named Executive Officers:
Kevin R. Collins(7)	—	—	120,000	123,900
W. Steven Wolff(8)	—	—	15,000	16,050
Theodore Venners	—	—	—	—

(1)
Value realized on vesting was calculated by taking the closing price of our common stock on the date of vesting and multiplying this closing price by the number of restricted shares that vested.

(2)
Upon vesting of restricted stock, Mr. Stoner acquired 14,828 shares with a market value of $14,531 on June 30, 2009, 9,259 shares with a market value of $8,333 on July 31, 2009, 8,090 shares with a market value of $8,333 on August 31, 2009, 13,020 shares with a market value of $8,332 on September 30, 2009, 23,145 shares with a market value of $8,333 on October 30, 2009, 27,777 shares with a market value of $8,333 on November 30, 2009 and 24,509 shares with a market value of $8,333 on December 31, 2009. These grants represent annual base pay remunerated in stock in lieu of cash

(3)
Upon vesting of restricted stock, Ms. Kubik acquired 10,266 shares with a market value of $9,753 on March 15, 2009 and 4,000 shares with a market value of $5,560 on March 31, 2009

(4)
Upon vesting of restricted stock, Mr. Mahoney acquired 10,000 shares with a market value of $10,800 on June 1, 2009.

(5)
Upon vesting of restricted stock, Mr. Laughlin acquired 11,000 shares with a market value of $10,450 on March 15, 2009.

(6)
Upon vesting of restricted stock, Mr. Milliman acquired 700 shares with a market value of $644 on July 1, 2009 and 8,000 shares with a market value of $8,400 on September 1, 2009

(7)
Upon vesting of restricted stock, Mr. Collins acquired 30,000 shares with market value of $28,500 on March 15, 2009 and 90,000 through an accelerated vesting provision in his employment agreement shares with a market value of $97,200 June 1, 2009.

(8)
Upon vesting of restricted stock, Mr. Wolff acquired 15,000 shares with a market value of $14,250 on March 15, 2009.

Potential Payments Upon Termination or Change in Control

  Equity Award Accelerated Vesting

        We do not generally provide special change in control benefits to executives. Rather, our only change in control arrangement relates to potential accelerated vesting of option and stock awards either as defined in a specific plan or grant award. Our 1992 restated stock option plan contains change in control provisions that allow for full vesting of any unvested equity awards immediately prior to any change in control. Our 1996 and 2004 stock option and incentive plans have no mandatory acceleration upon change in control, but accelerated vesting is permitted at the Board of Directors' or at a committee of the Board's discretion. Our 1999 and 2002 stock option and incentive plan have mandatory acceleration upon change in control, unless new ownership assumes the obligation or grants equivalent rights.

        If a hypothetical change in control occurred on December 31, 2009 and there was accelerated vesting of options and stock awards, the following named executive officers would have recognized the following compensation:

	Option Awards		Stock Awards
Name(1)	Number of Shares unvested as of December 31, 2009 (#)	Value Realized on immediate vesting ($)(2)	Number of Shares unvested as of December 31, 2009 (#)		Value Realized on immediate Vesting ($)(3)
Thomas H. Stoner	—	—	3,000,000		1,020,000
Diana L. Kubik	77,333	—	26,267		8,931
Miles Mahoney	—	—	890,000		302,600
William G. Laughlin	137,333	—	27,000		9,180
Kevin Milliman	39,333	—	32,700		11,118
Former Named Executive Officers
Kevin R. Collins	—	—	—		—
W. Steven Wolff	—	—	—		—
Theodore Venners	—	—	600,000	(4)	204,000

(1)
None of our plans described above have accelerated vesting provisions in the case of death, disability or termination and therefore have not been included as a benefit for the purpose of the table above.

(2)
Value realized upon immediate vesting for stock options was calculated by taking the difference between the exercise price and the closing price of our common stock on December 31, 2009, multiplied by the number of stock options that would vest. For purposes of the table above, all grants made to named executive officers had exercise prices in excess of the closing price of our common stock on December 31, 2009, therefore the difference between the exercise price and closing price is shown as zero.

(3)
Value realized upon immediate vesting for restricted shares was calculated by taking the closing price of our common stock on December 31, 2009 multiplied by the number of restricted shares that would vest.

(4)
Includes Mr. Venners' restricted stock award of 600,000 granted pursuant to his employment agreement, which vested on March 31, 2010.

  Other Arrangements

        We have no formal severance policy, although executives and other employees may be given severance or salary continuation upon resignation or termination based on individual circumstances and negotiation. Mr. Mahoney has an individually negotiated severance arrangement, which provides that if he is terminated without cause, he is entitled to a severance payment equaling six (6) months base pay. If Mr. Mahoney had experienced a qualifying termination on December 31, 2009, for which he was entitled to a severance payment, he would have received $85,000.

Equity Compensation Plan Information

        We have adopted stock incentive plans to provide incentives to attract and retain officers, directors and key employees and consultants. We currently have reserved a total of 12,500,000 shares of our common stock for granting awards, including 1,000,000 shares under our 1992 Amended and Restated Stock Option Plan, 1,500,000 shares under our 1996 Stock Option and Incentive Plan, 2,000,000 shares under our 1999 Stock Incentive Plan, 2,000,000 shares under our 2002 Stock Incentive Plan, 6,000,000 shares under our 2004 Stock Incentive Plan and 100,000 shares under our Employee Stock Purchase Plan. As of December 31, 2009, a total of 5,847,139 shares have been issued from option exercises, share awards and purchases under our six plans. In the aggregate, there remain 2,862,624 shares available for issuance under outstanding and future awards pursuant to our stock plans.

        The following table sets forth a description of our equity compensation plans as of December 31, 2009:

Plan Category	Number of Securities to be issued upon exercise of outstanding options and other rights		Weighted-average exercise price of outstanding options and other rights		Number of securities remaining available for future issuance under equity compensation plans, (excluding securities reflected in column (a)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,790,237	(1)	$3.20	(2)	2,862,624	(3)
Equity compensation plans not approved by security holders	3,500,000	(4)	$0.96		—

Total	7,290,237		$6.97		2,862,624

(1)
Includes 2,597,054 stock options and 1,193,183 shares of unvested restricted stock awards as of December 31, 2009. Does not include 600,000 shares of unvested restricted stock subject to awards as of December 31, 2009 because, although subject to vesting, such shares are already issued and outstanding.

(2)
The weighted average exercise price does not take into account 1,193,183 shares issuable upon vesting of restricted stock, which has no exercise price.

(3)
Includes 648,000 shares remaining under our 1992 Amended and Restated Stock Option Plan, 260,666 shares remaining under our 1996 Stock Option and Incentive Plan, 136,000 shares remaining under our 1999 Stock Incentive Plan, 424,500 shares remaining under our 2002 Stock Incentive Plan and 1,393,458 shares remaining under our 2004 Stock Incentive Plan.

(4)
Includes 500,000 options to purchase granted to Mr. Stoner with an exercise price of $0.96, the closing price on June 24, 2009 and 3,000,000 shares of restricted stock which vest upon certain market prices of our common stock. The award vested 100% on the date of grant.

Related Party Transactions

  Related Party Transaction Approval Policy

        The Board recognizes that related party transactions can present conflicts of interest and questions as to whether the transactions are in the best interests of Evergreen. Accordingly, effective as of February 20, 2007, the Board adopted a written policy for the review, approval and ratification of transactions with related persons. For the purposes of the policy, a "related party transaction" is a transaction or relationship involving a director, executive officer or 5% stockholder or their immediate family members that is reportable under the SEC's rules regarding such transactions.

        Under the policy, a related party transaction should be approved or ratified based upon a determination that the transaction is in, or not opposed to, the best interests of Evergreen and on terms no less favorable to Evergreen than those available with other parties. The policy requires for the Audit Committee to review and approve all related party transactions, other than transactions involving amounts less than $100,000 in aggregate. Pursuant to the policy, management shall recommend for any related party transaction to be entered into by Evergreen, including the proposed aggregate value of the transaction, if applicable. After review, the Audit Committee shall approve or disapprove of such transaction, and if approved, management shall undertake to update the Audit Committee as to any material changes with respect to the terms of the transaction.

        In addition, the Board has adopted a Code of Business Conduct and Ethics to provide guidance on maintaining our commitment to being honest and ethical in our business endeavors. The Code of Business Conduct and Ethics covers a wide range of business practices, procedures and basic principles regarding corporate and personal conduct and applies to all directors, executives, officers, employees and consultants. Included in the Code of Business Conduct and Ethics is a section titled "Conflict of Interest" which addresses related party transactions.

        The conflict of interest provision requires all directors, executives, employees and consultants to disclose: (i) participation by an employee or a family member in a business transaction involving us and another entity or an individual with whom the employee (or his or her family) has a financial relationship; (ii) the direct or indirect financial interest in any business or organization with a company supplier or competitor where the employee has the ability to influence the decision with respect to our business; (iii) an employee having an outside business or other interest which precludes his or her ability to perform his or her duties; and (iv) an employee's or family member's receipt of improper personal benefits as a result of the employee's position with us.

  Leasing

        On December 7, 2006, we entered into a memorandum of understanding and real estate lease with Hills Products Group, Inc, or Hills Products. Hills Products is owned by Mr. Stanford Adelstein who serves on our Board of Directors. We have leased certain real estate and facilities, including a train load-out facility, for the sole purpose of trans-loading our K-Fuel refined coal from over-the-road truck into railcars. Prior to the execution of this agreement our independent Board members approved this transaction. We believe the terms and contracted amounts would be similar if we had entered into this agreement with a third party. Per the agreement, we have committed to a monthly payment in the amount of $1,500, plus an additional fee based on tonnage of K-Fuel refined coal loaded after agreed upon monthly tonnages are exceeded. During the years ended December 31, 2008, and 2007, we paid Hills Products Group, Inc $12,000 and $24,000, respectively. As a result of the idling of our Fort Union plant, we terminated this agreement.

  Consulting

        We had consulting agreements with Venners & Company, Ltd. for governmental affairs services, primarily for advice on proposed legislation and regulations and to advocate our interests before the U.S. Congress and regulatory agencies. Venners & Company, Ltd. is controlled by John P. Venners, the brother of Theodore Venners, our founder and former executve officer. We entered into agreements with Venners & Company for the providing of these services at a fixed monthly fee plus certain performance bonuses. In August 2007, we terminated one of the agreements and pursuant to the other agreement we were obligated to make payments of $7,500 per month through May 2008 for previous legislative consulting work. In May 2008, after the final payment, our obligation ceased. During the years ended December 31, 2008 and 2007, we paid Venners & Company $38,000, and $216,000, respectively, in cash for consulting fees. We did not incur any costs under this consulting agreement during the year ended December 31, 2009.

  Licensing

        In February 2007 we entered into an exclusive patent sub-license agreement with the developer of a proprietary technology for the measurement of carbon emissions and formed a subsidiary, C-Lock Technology, Inc. The agreement provides us with an exclusive worldwide sub-license to a technology to standardize the measurement of carbon emissions in energy and agricultural related activities. The agreement was amended and restated to expand the energy and agricultural activities to all applications of the technology and eliminates other operating requirements. In order to maintain this licensing arrangement, we are required to make minimum annual royalty payments of $500,000 to a company controlled by the developer of the proprietary technology, with each payment extending the arrangement for one year if the parties are in material compliance with the sub-license agreement.

        In December 2004, we entered into a licensing agreement with Cook Inlet Coal, an affiliate of Kanturk Partners LLC, under which we agreed to license to Cook Inlet Coal our proprietary coal processing technology for use at a coal processing plant to be operated by Cook Inlet Coal. Kanturk Partners owns approximately a 12% interest in Cook Inlet Coal. Mr. John Venners, brother of our founder and former executive officer, Mr. Theodore Venners, has an approximately 4.5% interest in Kanturk Partners. Effective May 1, 2007, the licensing agreement was assigned to a third party. Effective December 10, 2008, the third party reassigned the licensing agreement to Cook Inlet Coal.

  Royalties

        In 1996, we entered into a royalty amendment agreement with Mr. Koppelman, or subsequent to his death, the Koppelman estate, that reduced the cap for payments by $500,000 to $75.2 million and set the royalty percentage at 25% of our worldwide licensing and royalty revenue, as defined in the agreement. Mr. Koppelman provided us an indemnification against potential claims made by certain parties if we licensed the technology. We paid Mr. Koppelman a total of $500,000 pursuant to the agreement as a prepayment. The $500,000 has no specified expiration date and recognition is solely dependent upon the issuance of licenses. We are amortizing the $500,000 payment as license revenue is generated. In addition, Mr. Theodore Venners, our founder and former executive officer, is entitled to a 50% share of net royalties paid to the Koppelman estate. As of December 31, 2009 and 2008, there is $73.0 million remaining under the cap.

  Other

        We have developed a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits. We utilized Enterprise Information Management, Inc. to help assist us in the development of our GreenCert software. One of our former non-executive employees serves on the board of directors of Enterprise Information Management. We believe the terms and contracted amounts would be similar if we had entered into this agreement with a third party. We had incurred costs of $2.3 million, $4.8 million, and $1.3 million during the years ended December 31, 2009, 2008 and 2007, respectively. On December 9, 2009, we entered into an agreement with Enterprise Information Management to issue an aggregate of 1,543,210 shares of restricted common stock to settle $500,000 of incurred costs.

        We granted shares from our majority owned subsidiary C-Lock Technology, Inc. to certain executive officers of Evergreen Energy, certain employees of C-Lock Technology, Inc. and others. In the aggregate, these share grants as of December 31, 2009 represent an 8% ownership interest in C-Lock Technology, Inc.

PROPOSAL NO. 2

VOTE TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT
OF ALL ISSUED AND OUTSTANDING SHARES OF THE COMPANY AT A STOCK SPLIT
RATIO BETWEEN 1 FOR 12 AND 1 FOR 17.

        On July 30, 2007, we completed the sale of $95.0 million of our Convertible Secured Notes due 2012 ("2007 Notes") due August 2012. Holders of our 2007 Notes will have the right to require us to purchase the 2007 Notes at par for cash upon the occurrence of a fundamental change, including among other things, the failure of our common stock to be listed on the NYSE Arca or another national securities exchange or quoted on an established automated over-the-counter trading market. Therefore, it is critical that Evergreen Energy maintain its NYSE Arca listing.

        On October 2, 2009, we were notified by NYSE Arca that the minimum share price our common stock had closed at less than $1.00 per share for the previous 30 consecutive business days, and as a result we were not in compliance with NYSE Arca listing rules. NYSE Arca gave us a 6 month grace period in which we were required to regain compliance. NYSE Arca noted that if we failed to regain compliance with this rule during the grace period, our common stock would be subject to delisting.

        Since the notification, we have made significant progress in executing our strategic plan including selling Buckeye, repaying the 2009 Notes, reducing general and administrative expenses as well as furthering our GreenCert and K-Fuel efforts. We believe these actions have solidified our transition to a green technology company. With this streamlined and improved corporate foundation, we propose a reverse stock split to help ensure the continued listing of our securities and avoid an early call of $27 million from the 2007 Note holders. Our Board of Directors has also determined an amendment to our Certificate of Incorporation to affect a reverse stock split is necessary to promote the continued listing of our common stock on NYSE Arca and is in the best interest of our stockholders.

        The Board of Directors is seeking stockholder approval of an amendment to our Certificate of Incorporation to give the Board of Directors authorization to 1) effect a reverse split ratio of between 1-for-12 and 1-for-17 shares of our common stock issued and outstanding (the "Reverse Split", which ratio will be selected by the Board of Directors following our stockholder approval and prior to the time of filing of a Certificate of Amendment with the Delaware Secretary of State), and 2) maintain the current authorized number of shares of our common stock at 280,000,000 (the "Amendment"), without further approval of our stockholders, upon a determination by our Board of Directors that such Amendment is in the best interests of the Company and our stockholders, at any time up to 60 days following stockholders approval on this Proposal No. 2. The full text of the proposed Amendment is attached hereto as Annex A.

        One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our common stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Split.

        Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Amendment maintains the current authorized number of shares of common stock at 280,000,000. The additional shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company's business or product lines through the acquisition of other businesses or products. In order to support the Company's projected need and timetable for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of Common Stock the Company is authorized to issue should be maintained at 280,000,000.

        Even if this proposal is adopted, the Company will be required to obtain our stockholder approval prior to the issuance of authorized stock, in certain circumstances, including if (1) the issuance would result in a change of control of the Company, (2) shares are issued to purchase the stock or assets of another company if a director, officer or substantial stockholder of the Company had a 5% or greater interest (or such persons had collectively a 10% or greater interest) in the company or assets to be acquired, or in consideration to be paid in the transaction, and certain other conditions applied, (3) greater than 20% of the Company's common stock or voting power outstanding prior to the issuance of shares is issued (subject to certain exceptions), and (4) if shares are issued pursuant to a new or amended employee option plan.

        The Reverse Split is not part of a broader plan to take the Company private.

Reasons for the Reverse Split

        The Board of Director's primary objective in proposing the Reverse Split is to raise the per share trading price of our common stock. The Board of Directors believes that by increasing the market price per share of our common stock, the Company will maintain compliance with NYSE/Arca listing requirements. The Board of Directors believes that the liquidity and marketability of our common stock will be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The Board of Directors believes that current and prospective investors will view an investment in our common stock more favorably if our common stock remains quoted on NYSE/Arca.

        The Board of Directors also believes that the Reverse Split and any resulting increase in the per share price of our common stock should enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

        We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on NYSE/Arca.

Potential Disadvantages of a Reverse Stock Split

        As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our common stock by up to factor of 17. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

        The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

        Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Stock Split

        If approved by our stockholders at the annual meeting and our Board of Directors concludes that it is in the best interests of the Company and our stockholders to effect a reverse stock split, the Amendment will be filed with the Delaware Secretary of State. The actual timing of the filing of the Amendment with the Delaware Secretary of State to effect the Reverse Split will be determined by the Board of Directors but will be no later than 60 days following the approval of this Proposal No. 2. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Delaware Secretary of State (the "Effective Time"). We will issue a press release and file a Form 8-K pre-announcing the filing of the Amendment at least 10 days prior to its effective filing date.

        Upon the filing of the Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a reverse split ratio of between 1-for-12 and 1-for-17. For example, if you presently hold 1,000 shares of our common stock, you would hold between 59 and 84 shares of our common stock following the Reverse Split.

Effect on Outstanding Shares, Options and Certain Other Securities

        If the Reverse Split is implemented, the number of shares of our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares, discussed below, outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged except for any de minimis change resulting from rounding up fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our common stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

        At the Record Date, the Company had 201,454,342 shares of common stock outstanding, 66,698,373 shares of common stock reserved for issuance, and 11,847,285 shares of common stock available for issuance and unreserved.

        Following the Reverse Split, the Company will have between 11,850,255 and 16,787,862 shares of common stock outstanding, 3,923,434 to 5,558,198 shares of common stock reserve for issuance, and 257,653,940 to 264,226,311 shares of common stock available for issuance and unreserved.

Effect on Registration and Stock Trading

        Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our common stock.

        If the proposed Reverse Split is implemented, our common stock will continue to be reported on NYSE/Arca under the symbol "EEE."

Fractional Shares; Exchange of Stock Certificates

        The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number of shares.

        As of June 2, 2010, the Company had 210 holders of record of the Company's common stock (although the Company had significantly more beneficial holders). The Company does not expect the Reverse Split and the rounding up of fractional shares to result in a significant reduction in the number of record holders. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

        On or after the Effective Time, the Company will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent the stockholder's old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as the Company may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. If elected in the letter of transmittal, the exchange agent will send each stockholder a new stock certificate after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will hold that stockholder's shares electronically in book-entry form with our transfer agent.

        Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholder s do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder will need to return a properly executed and completed letter of transmittal in order to receive any cash payment in lieu of a fractional share.

        Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

        Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

        If and when the Board of Directors elects to effect the Reverse Split, the Amendment will concurrently therewith maintain the authorized number of shares of the Company's common stock at 280,000,000 shares. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the reverse stock split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. Because our common stock is traded on NYSE/Arca, stockholder approval must be obtained, under applicable NYSE/Arca rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company's common stock equal to or greater than 20% of the Company's then outstanding shares of common stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of an application with NYSE/Arca to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize the financial viability of the Company and NYSE/Arca granted the Company such an exemption.

        The additional shares of our common stock to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently issued and outstanding.

        In accordance with our Certificate of Incorporation and Delaware law, the Company's stockholders do not have any preemptive rights to purchase or subscribe for any of the Company's unissued or treasury shares.

Anti-Takeover and Dilutive Effects

        The purpose of maintaining our authorized common stock at 280,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. The common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NYSE/Arca rules. The Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt.

        In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

        As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

        The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our common stock.

        Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a "U.S. holder"). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our common stock as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our common stock as "capital assets" (generally, property held for investment).

        This summary is based on the provisions of the Internal Revenue Code of 1986, as amended ("IRC"), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of March 18, 2010. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

        If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

        U.S. Holders.    The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

        Non-U.S. Holders.    The discussion in this section is addressed to "non-U.S. holders." A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder's permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

Vote Required

        Adoption of the proposed Certificate of Amendment requires the affirmative vote of a majority of the outstanding Common Stock entitled to vote thereon. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Text of Proposed Amendment and Restatement; Effectiveness

        The text of the proposed Certificate of Amendment is set forth in Annex A to this Proxy Statement. If adopted by our stockholders, the Certificate of Amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO (1) EFFECT A REVERSE STOCK SPLIT AT A REVERSE SPLIT RATIO OF BETWEEN 1-FOR-12 AND 1-FOR-17, WHICH RATIO WILL BE SELECTED BY THE BOARD OF DIRECTORS PRIOR TO THE TIME OF FILING OF A CERTIFICATE OF AMENDMENT WITH THE DELAWARE SECRETARY OF STATE, AND (2) MAINTAIN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

 PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF THE COMPANY'S 2010 EQUITY INCENTIVE PLAN.

        On March 25, 2010, our Board of Directors approved and adopted our 2010 Equity Incentive Plan (the "Plan"), subject to stockholder approval at our 2010 Annual Meeting of Stockholders. The Plan will become effective upon its approval by our stockholders.

        The Company has five stock-based compensation plans under which employees, consultants and outside directors have received stock options and other equity-based awards. At December 31, 2009, awards relating to 3,790,237 shares were outstanding, and 2,862,624 shares remained available for the grant of awards under our plans.

        While the existing plans will remain in place, they do not provide sufficient shares for us to make additional equity awards which are part of our overall compensation plans for executive officers, directors and other employees. If approved by stockholders, the Plan will provide us with an additional 27,000,000 shares for new awards, subject to adjustment to reflect stock dividends, stock splits and other capital changes, and will also provide us with enhanced flexibility with regard to the types of awards that we may make in the future. We believe competitive award levels are critical to our overall compensation strategy and retention of our key employees.

Summary of the 2010 Equity Incentive Plan.

        The principal features of the Plan are summarized below. This summary is qualified in its entirety by the provisions of the Plan, a copy of which is attached hereto as Annex B.

        Purpose of Plan and Types of Awards.    The purpose of the Plan is to attract, motivate, reward and retain our key personnel through the use of equity-based incentive compensation awards, including options to purchase shares of common stock, stock awards, stock award units, stock appreciation rights

("SARs"), dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards.

        Eligibility.    We may grant awards under the Plan to any present or future directors, officers, other employees and other of our key personnel (including, consultants).

        Available Shares.    Subject to adjustment to reflect stock dividends, stock splits, and other capital changes, we may issue and sell up to 27,000,000 shares of our common stock under the Plan. The board of directors approved this number of shares for the plan based on the calculation of approximately 10% of the issued and outstanding shares on a fully diluted basis. If the stock split is approved, the number of available shares will be reduced proportionately to between 1,588,235 and 2,250,000 shares. If any shares are subject to an award under the Plan that is forfeited, cancelled, expires, lapses or otherwise terminates or is settled without the issuance of such shares, those shares will again be available for grant under the Plan. Likewise, shares that are tendered to us by a participant or withheld by us as full or partial payment of the exercise price of any option granted under the Plan or in payment of any withholding tax incurred in connection with any award under the Plan shall be available for issuance under the Plan.

        Administration.    The Plan will be administered by our Board of Directors or a committee comprised of at least two directors appointed by and serving at the pleasure of our Board of Directors (the "Committee"). The Committee will determine whether, when and to whom awards will be made. The Committee will also determine the terms and conditions of each award and will have authority to interpret, apply and construe the provisions of the Plan or an award. We expect that our Board of Directors will appoint the Compensation Committee as the Committee under the Plan.

        Subject to applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

        Amendment and Termination.    The Plan may be amended or terminated at any time by our Board of Directors. Stockholder approval of an amendment is required in the case of certain material amendments such as an increase in the aggregate number of shares available under the Plan, an increase in the individual "annual limits" on option, SAR and other equity awards described above or a modification in the class of persons eligible to receive awards under the Plan. Unless terminated earlier by our Board of Directors, the Plan will terminate ten years from the date that our stockholders approve the Plan.

        Stock Option Awards.    Stock options granted under the Plan will have such vesting and other terms and conditions as the Committee may determine and the Committee may impose restrictions on shares acquired upon exercise of an option.

        The exercise price per share of a stock option award may not be less than the fair market value of a share of common stock on the date the option is granted. The "repricing" (as defined in the Plan) of options granted under the Plan is not permitted without stockholder approval.

        The exercise price may be paid in the sole discretion of the committee, with cash (or its equivalent) or by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of our common stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by us or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

        All options must expire no later than ten years from the date of grant. Under the Plan, the Committee may establish such exercisability and other conditions applicable to an option following the termination of an option holder's employment or other service with us as the Committee deems appropriate.

        Stock and Stock Unit Awards.    The Committee may grant stock awards upon such terms and conditions as it may determine. Stock awards may take the form of a transfer of shares of common stock or an award of stock units representing a right to receive shares of common stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions. The purchase price payable for shares transferred pursuant to a stock award must be at least equal to their par value, unless other lawful consideration is received or treasury shares are delivered.

        Unless the Committee determines otherwise, a non-vested stock award will be forfeited upon the recipient's termination of service. If a non-vested stock award is forfeited, the recipient will be entitled to receive from us an amount equal to any cash purchase price paid by him for the shares covered by the forfeited award. With respect to any stock award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock award nor any shares of common stock issued pursuant to the award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to us in accordance with the terms of the award or the Plan. Shares underlying any non-vested stock award are considered issued under the Plan unless such award is forfeited.

        Unless otherwise determined by the Committee, the recipient of a stock award will be entitled to receive dividend payments (or, in the case of an award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying award), may exercise voting rights if and to the extent shares of common stock have been issued to him pursuant to the award, and will have no other rights as a stockholder with respect to such shares unless and until the shares are issued free of all conditions and restrictions under the Plan.

        Other Equity-Based Awards.    The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based awards to eligible persons. These awards may entail the transfer of shares of common stock to an award recipient or the payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, awards designed to comply with or take advantage of the applicable tax and/or other laws. A SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share of common stock at an exercise or designated settlement date minus a specified base price, which shall not be less than the fair market value of a share at the date of grant of the SAR.

        Performance-Based Awards.    The Committee may condition the grant, exercise, vesting or settlement of an award made under the Plan on the achievement of specified objective performance goals. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

        The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted for awards intended to qualify as "performance-based" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period. At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals are achieved and the extent to which each performance-based award has been earned. The Committee may not exercise its discretion to enhance the value of an award that is subject to performance-based conditions.

        New Plan Benefits.    Because awards under the Plan will be made on a discretionary basis, the awards to be granted under the Plan are not determinable at this time.

Certain Federal Income Tax Consequences

        An option holder will not recognize taxable income upon the grant of an option. In general, the holder of an option which does not qualify as an "incentive stock option" (within the meaning of Section 422 of the Code) will recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and we will receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code (described below). Upon a later sale of the stock, the optionee will recognize capital gain or loss equal to the difference between the selling price and the sum of the exercise price plus the amount of ordinary income realized on the exercise.

        The holder of an "incentive stock option" will not recognize taxable income upon the exercise of the option (although, on exercise, the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the "incentive stock option" is sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date, then, in general, gain recognized on the sale is treated as ordinary income to the extent of the ordinary income that would have been realized upon exercise if the option had not been an incentive stock option, and we receive a corresponding deduction, subject to the deduction limitation of Section 162(m) of the Code. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date and the option holder is employed by us at all times beginning on the date of grant and ending on the date three months (or, in the case of disability, one year) prior to the exercise date, then all gain or loss recognized upon the sale will be capital gain or loss and we will not be entitled to a deduction. A special basis adjustment is applied to reduce the gain for alternative minimum tax purposes.

        In general, a participant who receives a stock award in the form of restricted shares will realize ordinary income equal to the value of the shares if and when the shares covered by the award become vested. Similarly, a participant who receives a stock award in the form of restricted stock units will realize ordinary income equal to the value of the shares when the award vests and the vested shares are issued to the participant. A participant who receives SARs will realize ordinary income when the SARs are exercised equal to the value of the shares or the amount of cash paid to the participant in settlement of the SARs. In general, we would be entitled to a deduction equal to the amount of ordinary income realized by the participant with respect to any of such awards, subject to any applicable limitation under Section 162(m) of the Code.

        Section 162(m) of the Code generally denies publicly-held corporations a federal income tax deduction for taxable year compensation exceeding $1 million paid to the chief executive officer or any of the four other highest paid executive officers (other than our CFO). Certain "performance-based" compensation is exempt from the deduction limitation. Although the Plan has been designed so that compensation attributable to options, SARs and other performance-based awards will generally qualify as exempt "performance-based compensation," it is possible that compensation attributable to awards under the Plan will not be deductible by virtue of Section 162(m) of the Code.

Interest of Directors and Executive Officers in Proposal No. 3.

        If the Plan is approved by our stockholders, all members of the Board of Directors and all executive officers would be are eligible to participate in the Plan. Because awards under the Plan will be determined at the discretion of the Committee, we are not able to determine the number or type of awards, if any, that will be granted under the Plan to our directors or executive officers.

 VOTE REQUIRED

        The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter is required for the approval of our 2010 Equity Incentive Plan. Abstentions from voting on this proposal will have the practical effect of a vote against this proposal because an abstention results in one less vote for the proposal. Broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.

 PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

        The Audit Committee and the Board has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

        The Board is submitting its selection of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the views of stockholders regarding such selection. In the event of a negative vote on this ratification, the Board may reconsider its selection.

Vote Required

        The vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010.

        OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 4 TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 Auditor Fees

        The following table shows the aggregate fees billed to Evergreen for professional services by our principal independent registered public accounting firm for fiscal years 2009 and 2008:

	Fiscal 2009		Fiscal 2008
Audit Fees	$425,000	(1)	484,144	(1)
Audit-Related Fees	73,500	(2)	36,350	(2)
Tax fees	38,682	(3)	—
All Other fees	—		—

Total Fees	$537,182		$520,494

(1)
This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements for fiscal years 2009 and 2008, for the review of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2009 and 2008, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. Audit fees for fiscal year 2009 and 2008 also include the audit of management's report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees in 2009 were for proxy review and consents issued in connection with an equity offering in October 2009 and related registration of such equity. Audit-related fees in 2008 were for proxy review and audit work related to our C-Lock Technology, Inc. subsidiary.

(3)
Tax fees include fees related to the evaluation of tax implications of certain international jurisdictions related to transactions and investment alternatives in Asia.

Pre-Approval of Independent Accounting and or other Accounting Firms Fees and Services Policy

        The Audit Committee has adopted policies and procedures regarding the engagement of the principal or other independent accountants that provide audit and non-audit services. The policy allows executive management to approve such services in which the proposed fees are under a predetermined threshold without pre-approval from the Audit Committee. The policy also requires an Audit Committee member to pre-approve the principal independent accounting firm or other accounting firms services where the proposed fees exceed the predetermined threshold. All of the audit fees in the table above were approved pursuant to the policy.

SOLICITATION OF PROXIES

        This solicitation is being made by mail on behalf of our Board, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, electronic means, personal interview or other similar means of communication. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of proxy and Notice of Annual Meeting, and any additional material relating to the meeting, which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by us. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.

ANNUAL REPORT

        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 has been mailed to stockholders along with this Proxy Statement. We will, upon written request and without charge, provide to any person solicited hereunder additional copies of our Annual Report on Form 10-K, for the year ended December 31, 2009, as filed with the Securities and Exchange Commission. Requests should be addressed to the Investor Relations Department, 1225 17th Street, Suite 1300, Denver, Colorado 80202. Also, such report may be obtained from our Internet homepage at http://www.evgenergy.com.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Evergreen stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your request to Evergreen Energy Inc., Attention: Investor Relations, 1225 17th Street, Suite 1300, Denver, Colorado 80202 or contact Investor Relations at (303) 293-2992. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

OTHER MATTERS

        We are not aware of any business to be presented for consideration at the meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

        If any stockholder intends to present a proposal to be considered for inclusion in our proxy material in connection with the 2011 Annual Meeting of Stockholders, the proposal must be in proper form (in accordance with Rule 14a-8 of the SEC's proxy rules) and received by our Secretary on or before February 3, 2011. Stockholder proposals to be presented at the 2011 Annual Meeting of Stockholders which are not to be included in our proxy materials must be received by the Secretary no earlier than March 15, 2011, nor later than April 14, 2011, in accordance with the procedures set forth in our bylaws. Proposals should be sent to the attention of our Secretary at Evergreen Energy Inc., 1225 17th Street, Suite 1300, Denver, Colorado 80202.

        It is important that proxies be returned promptly, whether or not you expect to attend the Annual Meeting in person. We request that you complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. By returning your proxy promptly you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. Stockholders who attend the meeting may revoke a prior proxy and vote their proxy in person as set forth in this Proxy Statement.

                      By Order of the Board of Directors

                      William G. Laughlin
                       Vice President, General Counsel and Secretary
                      Denver, Colorado

ANNEX A

CERTIFICATE OF AMENDMENT TO
THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF
EVERGREEN ENERGY INC.

        EVERGREEN ENERGY INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

        FIRST:    The name of the Corporation is EVERGREEN ENERGY INC.

        SECOND:    The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is February 26, 1988.

        THIRD:    Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, each [            ] shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time, shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to treatment of fractional share interests as described below (the "Reverse Stock Split"). No certificates representing fractional shares shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive from the Corporation's transfer agent, in lieu of any fractional share the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates") shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by such Old Certificate shall have been combined, subject to the elimination of fractional share interests as set forth above.

        FOURTH:    At the effective time, Article 3 shall be amended and restated to read in its entirety as follows:

          "The aggregate number of shares of which the Corporation shall have the authority to issue is 300,000,000, of which 280,000,000 shares shall be designated Common Stock with each share having a par value of $. 001; and 20,000,000 shares shall be designated Preferred Stock with each share having a par value of $.001. The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions for redemption of the shares of each class of capital stock are as follows:"

        FIFTH:    Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, EVERGREEN ENERGY INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this                         day of                                    , 2010.

EVERGREEN ENERGY INC.
By:

A-1

ANNEX B
EVERGREEN ENERGY INC.
2010 EQUITY INCENTIVE PLAN

        1.    Background.    The purpose of the Evergreen Energy Inc. 2010 Equity Incentive Plan (the "Plan") is to facilitate the ability of Evergreen Energy Inc., a Delaware corporation (the "Corporation"), and its Affiliates (as defined below) to attract, motivate and retain key personnel through the use of equity-based incentive compensation awards ("Awards").

        2.    Definitions.    Under the Plan, except where the context otherwise indicates, the following definitions shall apply:

          a.     "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

          b.     "Board" shall mean the Board of Directors of the Corporation.

          c.     "Code" shall mean the Internal Revenue Code of 1986, as amended.

          d.     "Common Stock" shall mean shares of the Corporation's common stock, par value of [$.001] per share.

          e.     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          f.      "Fair Market Value" of a share of Common Stock, as of any date, shall mean, unless otherwise required by the Code or determined by the Committee:

                i.  the last reported sale price of the Common Stock on the NYSE/ARCA or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices, or

               ii.  if such Common Stock shall then be listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any such day, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

              iii.  if such Common Stock shall not be quoted on such National Market nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or

              iv.  if none of the foregoing is applicable, then the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee (as defined below) in accordance with the regulations under Section 409A of the Code.

          g.     "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

          h.     "Performance-Based Exemption" shall mean the qualified performance-based compensation exemption from the deduction limitation provisions of Section 162(m) of the Code.

          i.      "Securities Act" shall mean the Securities Act of 1933, as amended.

        3.     Administration.

          a.    Committee.    The Plan shall be administered by the Compensation Committee of the Board (the "Committee") comprised of at least two members of the Board, each of whom shall qualify as an "outside director" within the meaning of Section 162(m) or the Code and as a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act. If for any reason the Committee does not satisfy the requirements of the preceding sentence, such non-compliance shall not affect the validity of the awards, interpretations or other actions of the Committee. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

          b.    Responsibility and Authority of Committee.    Subject to the provisions of the Plan, the Committee, acting in its discretion, shall have responsibility and full power and authority to (1) select the persons to whom Awards shall be made, (2) prescribe the terms and conditions of each Award and make amendments thereto, (3) construe, interpret and apply the provisions of the Plan and of any Grant Agreement, and (4) make any and all determinations and take any and all other actions as it deems necessary or desirable in order to carry out the terms of the Plan. In exercising its responsibilities under the Plan, the Committee may obtain at the Corporation's expense such advice, guidance and other assistance from outside compensation consultants and other professional advisers as it deems appropriate.

          c.    Delegation of Authority.    Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be, members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.

          d.    Committee Actions.    A majority of the members of the Committee shall constitute a quorum. The Committee may act by the vote of a majority of its members present at a meeting at which there is a quorum or by unanimous written consent. The decisions of the Committee as to any disputed question arising in connection with the Plan and any Award made under the Plan, including questions of construction, interpretation and administration, shall be final and conclusive on all persons. The Committee shall keep a record of its proceedings and acts and shall keep or cause to be kept such books and records as may be necessary in connection with the proper administration of the Plan.

          e.    Indemnification.    The Corporation shall indemnify and hold harmless each member of the Committee (or person, group or subcommittee appointed by the Committee) and any employee or director of the Corporation or of an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan is delegated from and against any loss, cost, liability (including any sum paid in settlement of a claim with the approval of the Board), damage and expense (including legal and other expenses incident thereto) arising out of or incurred in connection with the Plan, unless and except to the extent attributable to such person's fraud or willful misconduct.

        4.     Limitations on Awards Under the Plan.

          a.    Aggregate Share Limitation.    The number of shares of Common Stock that may be issued under the Plan may not exceed 27,000,000. Subject to applicable law, shares are not considered issued for this purpose if such shares are (1) covered by the unexercised portion of an option that terminates, expires, is canceled or is settled in cash, (2) repurchased by the Corporation or forfeited by the recipient of an Award, (3) subject to an Award that is forfeited, canceled, terminated or settled in cash, or (4) withheld or surrendered as payment of the exercise or purchase price under an Award or the tax withholding obligations associated with the exercise, vesting or settlement of an Award.

        5.    Eligibility.    The Corporation may grant Awards under the Plan to any present or future directors, officers, other employees and other key personnel (including, consultants) of the Corporation or an Affiliate; provided, however, that Awards may be granted only to individuals who provide direct services to the Company or an Affiliate.

        6.     Stock Option Awards.

          a.    General.    Stock options granted under the Plan shall have such vesting and other terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. The Committee may impose restrictions on shares acquired upon, and/or make or impose such other arrangements or conditions as it deems appropriate for the deferral of income attributable to, the exercise of options granted under the Plan.

          b.    Minimum Exercise Price.    The exercise price per share of Common Stock covered by an option may not be less than 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (110% in the case of "incentive stock options" (within the meaning of Section 422 of the Code) granted to an employee who is a 10% stockholder within the meaning of Section 422(b)(6) of the Code).

          c.    Limitation on Repricing of Options.    Unless and except to the extent otherwise approved by the stockholders of the Corporation, the "repricing" of options granted under the Plan shall not be permitted. For this purpose, "repricing" means: (1) amending the terms of an option after it is granted to lower its exercise price, (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) canceling an option at a time when its exercise price is equal to or greater than the fair market value of the underlying shares, in exchange for another option, restricted stock or other equity; provided, however, that a cancellation, exchange or other modification to an option that occurs in connection with a merger, acquisition, spin-off or other corporate transaction, including under Section 10 (relating to capital and other corporate changes) shall not be deemed a repricing. A cancellation and exchange described in clause (3) of the preceding sentence shall be considered a repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the optionee.

          d.    Maximum Duration.    Unless sooner terminated in accordance with its terms, an option shall automatically expire on the tenth anniversary of the date it is granted (the fifth anniversary of the date it is granted in the case of an "incentive stock option" granted to an employee who is a 10% stockholder).

          e.    Effect of Termination of Employment or Other Service.    At the time an option is granted or, if no rights of the optionee are thereby reduced, thereafter, the Committee may establish such exercisability and other conditions applicable to the option following the termination of the optionee's employment or other service with the Corporation and its Affiliates as the Committee deems appropriate. Notwithstanding the foregoing, no extension of exercisability or other modification of an option or SAR is permitted if and to the extent such extension or other modification would cause the option or SAR to be subject to Section 409A of the Code.

          f.    Nontransferability.    No option shall be assignable or transferable except upon the optionee's death to a beneficiary designated by the optionee in a manner prescribed or approved for this purpose by the Committee, or if there is no designated beneficiary or if no designated beneficiary shall survive the optionee, pursuant to the optionee's will or by the laws of descent and distribution. During an optionee's lifetime, options may be exercised only by the optionee or the optionee's guardian or legal representative. Notwithstanding the foregoing, the Committee may permit the inter vivos transfer of an optionee's options (other than options designated as "incentive stock options") by gift to any "family member" on such terms and conditions as the Committee deems appropriate. For this purpose, a "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which such persons have a majority of the beneficial interest, a foundation in which the management of assets is controlled by such persons (or the optionee), and any other entity in which a majority of voting interests are owned by such persons (or the optionee).

          g.    Manner of Exercise.    An outstanding and exercisable option may be exercised by transmitting to the Secretary of the Corporation (or other person designated for this purpose by the Committee) a written notice identifying the option that is being exercised and specifying the number of shares to be purchased pursuant to that option, together with payment of the exercise price, and by satisfying the applicable tax withholding obligations pursuant to Section 11. The Committee, acting in its sole discretion, may permit the exercise price to be paid in whole or in part in cash or by check, by means of a cashless exercise procedure to the extent permitted by law, in the form of unrestricted shares of Common Stock (to the extent of the fair market value thereof) if the surrender or withholding of such shares does not result in the recognition of additional accounting expense by the Corporation or, subject to applicable law, by any other form of consideration deemed appropriate. In addition, the Committee may permit optionees to elect to defer the delivery of shares representing the profit upon exercise of an option, subject to such terms, conditions and restrictions as the Committee may specify.

          h.    Rights as a Stockholder.    No shares of Common Stock shall be issued in respect of the exercise of an option until payment of the exercise price and the applicable tax withholding obligations have been satisfied or provided for to the satisfaction of the Corporation.

        7.    Stock Awards.    The Committee may grant stock Awards upon such terms and conditions as the Committee, acting in its discretion in accordance with the Plan, may determine. A stock Award may take the form of the issuance and transfer to the recipient of shares of Common Stock or a grant of stock units representing a right to receive shares of Common Stock in the future and, in either case, may be subject to designated vesting conditions and transfer restrictions.

          a.    Minimum Purchase Price.    The purchase price payable for shares of Common Stock transferred pursuant to a stock Award must be at least equal to their par value, unless other lawful consideration is received by the Corporation for the issuance of the shares or treasury shares are delivered in connection with the Award.

          b.    Stock Certificates for Non-Vested Stock.    Shares of Common Stock issued pursuant to a non-vested stock Award may be evidenced by book entries on the Corporation's stock transfer records pending satisfaction of the applicable vesting conditions. If a stock certificate for shares is issued before the stock Award vests, the certificate shall bear an appropriate legend to reflect the nature of the conditions and restrictions applicable to the shares, and the Corporation may require that any or all such stock certificates be held in custody by the Corporation until the applicable conditions are satisfied and other restrictions lapse. The Committee may establish such other conditions as it deems appropriate in connection with the issuance of certificates for shares issued pursuant to non-vested stock Awards, including, without limitation, a requirement that the recipient deliver a duly signed stock power, endorsed in blank, for the shares covered by the Award.

          c.    Stock Certificates for Vested Stock.    The recipient of a stock Award that is or becomes vested shall thereupon be entitled to receive a certificate, free and clear of conditions and restrictions (except as may be imposed in order to comply with applicable law), for the vested shares covered by the Award, subject, however, to the payment or satisfaction of withholding tax obligations in accordance with Section 11. The delivery of vested shares covered by an Award of stock units may be deferred if and to the extent provided by the terms of the Award or directed by the Committee; provided that any such deferral complies with the distribution and election timing requirements of Section 409A of the Code.

          d.    Rights as a Stockholder.    Unless otherwise determined by the Committee, (1) the recipient of a stock Award shall be entitled to receive dividend payments (or, in the case of an Award of stock units, dividend equivalent payments) on or with respect to the shares that remain covered by the Award (which the Committee may specify are payable on a deferred basis and are forfeitable to the same extent as the underlying Award), (2) the recipient of a non-vested stock Award may exercise voting rights if and to the extent that shares of Common Stock have been issued to the recipient pursuant to the Award, and (3) the recipient shall have no other rights as a stockholder with respect to such shares unless and until the shares are issued to the recipient free of all conditions and restrictions under the Plan.

          e.    Nontransferability.    With respect to any stock Award, unless and until all applicable vesting conditions, if any, are satisfied and vested shares are issued, neither the stock Award nor any shares of Common Stock issued pursuant to the Award may be sold, assigned, transferred, disposed of, pledged or otherwise hypothecated other than to the Corporation in accordance with the terms of the Award or the Plan. Any attempt to do any of the foregoing before such time shall be null and void and, unless the Committee determines otherwise, shall result in the immediate forfeiture of the shares or the Award, as the case may be.

          f.    Termination of Service Before Vesting; Forfeiture.    Unless the Committee determines otherwise at or after the time of the grant, a non-vested stock Award shall be forfeited upon the recipient's termination of employment or other service with the Corporation and its Affiliates. If a non-vested stock Award is forfeited, any certificate representing shares subject to such Award shall be canceled on the books of the Corporation and the recipient shall be entitled to receive from the Corporation an amount equal to the purchase price, if any, paid for such shares. If an Award of stock units is forfeited, the recipient shall have no further right to receive the shares of Common Stock represented by such units.

        8.    Other Equity-Based Awards.    The Committee may grant SARs, dividend equivalent payment rights, phantom shares, bonus shares and other forms of equity-based Awards to eligible persons, in accordance with Code Section 409A and subject to such terms and conditions as it may establish. Awards made pursuant to this Section may entail the transfer of shares of Common Stock to an Award recipient or the payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of applicable tax and/or other laws. Shares of Common Stock covered by an Award made under this Section shall be deemed to have been issued under the Plan for the purpose of applying the aggregate share limitation of Section 4(a) if and when such shares or the Award to which such shares relate shall become vested. An SAR constitutes a conditional right of the recipient to receive, in cash or shares of equivalent value (as determined by the Committee, in its sole discretion), an amount equal to the fair market value of a share at an exercise or designated settlement date minus a specified base price, which shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR is granted.

        9.     Performance-Based Awards.

          a.    General.    The Committee may condition the grant, exercise, vesting or settlement of Awards on the achievement of specified performance goals. The provisions of this Section shall apply to a performance-based Award that is intended to qualify for the Performance-Based Exemption (other than an option or an SAR). Any performance-based Award that is not intended to qualify for the Performance-Based Exemption may, but shall not be required, to satisfy the terms and conditions of this Section. The performance period during which achievement of such performance goals may be measured may be any period specified by the Committee.

          b.    Objective Performance Goals.    The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. If and to the extent permitted under Section 162(m) of the Code, the Committee may provide for the adjustment of such performance goals to reflect changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar types of events or circumstances occurring during the applicable performance period.

          c.    Calculation of Performance-Based Award.    At the expiration of the applicable performance period, the Committee shall determine the extent to which the performance goals established pursuant to this Section are achieved and the extent to which each performance-based Award has been earned. The Committee may not exercise its discretion to enhance the value of an Award that is subject to performance-based conditions imposed under this Section.

        10.   Capital Changes, Reorganization, Sale.

          a.    Adjustments Upon Changes in Capitalization.    The aggregate number and class of shares issuable under the Plan, the maximum number and class of shares with respect to which options, SARs or other Awards may be granted to or earned by any employee in any calendar year, the number and class of shares and the exercise price per share covered by each outstanding option, the number and class of shares and the base price per share covered by each outstanding SAR, and the number and class of shares covered by each outstanding stock unit or other Award, and any per-share base or purchase price or target market price included in the terms of any such Award, and related terms shall be adjusted proportionately or as otherwise appropriate to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization of the Corporation's capital stock.

          b.    Cash, Stock or Other Property for Stock.    Except as otherwise provided in this Section, in the event of an Exchange Transaction (as defined below), all optionees shall be permitted to exercise their outstanding options in whole or in part (whether or not otherwise exercisable) immediately prior to such Exchange Transaction, and any outstanding options which are not exercised before the Exchange Transaction shall thereupon terminate. Notwithstanding the preceding sentence, if, as part of an Exchange Transaction, the stockholders of the Corporation receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock (whether or not such Exchange Stock is the sole consideration), and if the Board, in its sole discretion, so directs, then all outstanding options shall be converted into options to purchase shares of Exchange Stock. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder on the same basis as the determination of the number of shares of Exchange Stock the holders of Common Stock shall receive in the Exchange Transaction and, unless the Board determines otherwise, the vesting conditions with respect to the converted options shall be substantially the same as the vesting conditions set forth in the original Grant Agreement. The Board, acting in its discretion, may accelerate vesting of non-vested stock Awards and other Awards, provide for cash settlement and/or make such other adjustments to the terms of any outstanding Award as it deems appropriate in the context of an Exchange Transaction.

          c.    Definition of Exchange Transaction.    For purposes hereof, the term "Exchange Transaction" means a merger (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of

  Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition or disposition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company), liquidation of the Corporation or any other similar transaction or event so designated by the Board in its sole discretion, as a result of which the stockholders of the Corporation receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

          d.    Fractional Shares.    In the event of any adjustment in the number of shares covered by any Award pursuant to the provisions hereof, any fractional shares resulting from such adjustment shall be disregarded, and each such Award shall cover only the number of full shares resulting from the adjustment.

          e.    Determination Final.    All adjustments under this Section shall be made by the Committee, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        11.    Tax Withholding.    As a condition to the exercise of any Award or the delivery of any shares of Common Stock pursuant to any Award or the lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Corporation or an Affiliate relating to an Award (including, without limitation, an income tax deferral arrangement pursuant to which employment tax is payable currently), the Corporation and/or the Affiliate may (a) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an Award recipient whether or not pursuant to the Plan or (b) require the recipient to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Corporation to satisfy such withholding obligation. If the event giving rise to the withholding obligation involves a transfer of shares of Common Stock, then, at the sole discretion of the Committee, the recipient may satisfy the withholding obligation described under this Section by electing to have the Corporation withhold shares of Common Stock or by tendering previously-owned shares of Common Stock, in each case having a fair market value equal to the amount of tax to be withheld (or by any other mechanism as may be required or appropriate to conform with local tax and other rules); provided, however, that no shares may be withheld if and to the extent that such withholding would result in the recognition of additional accounting expense by the Corporation.

        12.    Amendment and Termination.    The Board may amend or terminate the Plan, provided, however, that no such action may have an adverse effect on a holder's rights under an outstanding Award without the holder's written consent. Any amendment that would increase the aggregate number of shares of Common Stock issuable under the Plan or the maximum number of shares with respect to which options, SARs or other Awards may be granted to any employee in any calendar year, or that would modify the class of persons eligible to receive Awards shall be subject to the approval of the Corporation's stockholders. The Committee may amend the terms of any Grant Agreement or Award made hereunder at any time and from time to time, provided, however, that any amendment which would have an adverse effect on a holder's rights under an outstanding Award may not be made without the holder's written consent.

        13.   Miscellaneous.

          a.    Shares Issued Under Plan.    Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Corporation in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan.

          b.    Compliance with Law.    The Corporation shall not be obligated to issue or deliver shares of Common Stock pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance.

          c.    Transfer Orders; Placement of Legends.    All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Corporation may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Common Stock may then be listed, and any applicable federal or state securities law. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          d.    No Employment or other Rights.    Nothing contained in the Plan or in any Grant Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other service with the Corporation or an Affiliate or interfere in any way with the right of the Corporation and its Affiliates at any time to terminate such employment or other service or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other service.

          e.    Decisions and Determinations Final.    All decisions and determinations made by the Board pursuant to the provisions hereof and, except to the extent rights or powers under the Plan are reserved specifically to the discretion of the Board, all decisions and determinations of the Committee, shall be final, binding and conclusive on all persons.

          f.    Nonexclusivity of the Plan.    No provision of the Plan, and neither its adoption by the Board or submission to the stockholders for approval, shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and Awards which do not qualify as "performance-based compensation" under Section 162(m) of the Code.

        14.    Governing Law.    All rights and obligations under the Plan and each Grant Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

        15.    Term of the Plan.    The Plan shall become effective on the date it is approved by the Corporation's stockholders (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The rights of any person with respect to an Award made under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Award and of the Plan, as each is then in effect or is thereafter amended.

        16.    Interpretation and Amendments, Other Rules.    The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate.

        Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. No action which is otherwise permitted under or in connection with the Plan shall be prohibited hereunder merely because it constitutes a repricing of an Award, and, in furtherance of the foregoing, the Committee is expressly authorized and empowered, without limitation, to effect repricings that are consistent with the terms of the Plan. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

        All Awards made under this Plan are intended to comply with, or otherwise be exempt from, Section 409A of the Code ("Section 409A"), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12). This Plan and all Award Agreements shall be administered, interpreted and construed in a manner consistent with Section 409A. If any provision of this Plan or any Award Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it shall be modified and given effect, in the sole discretion of the Committee and without requiring the Participant's consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A. Each payment under an Award granted under this Plan shall be treated as a separate identified payment for purposes of Section 409A.

        If a payment obligation under an Award or an Award Agreement arises on account of the Participant's termination of employment and such payment obligation constitutes "deferred compensation" (as defined under Treasury Regulation section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation sections 1.409A-1(b)(3) through (b)(12)), it shall be payable only after the Participant's "separation from service" (as defined under Treasury Regulation section 1.409A-1(h)); provided, however, that if the Participant is a "specified employee" (as defined under Treasury Regulation section 1.409A-1(i)), any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant's separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant's estate following the Participant's death.

[FRONT OF PROXY VOTING CARD]

PROXY

EVERGREEN ENERGY INC.
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder(s) of Evergreen Energy Inc. (the "Company") hereby appoints William G. Laughlin and Diana L. Kubik, or either of them, with full power of substitution, as attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 13, 2010, at 9:00 a.m., MDT, at 16 Market Square, 6th Floor, 1400 16th Street, Denver, Colorado 80202 and at any postponements, continuations or adjournments thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

          I hereby vote my shares of Evergreen Energy Inc. common stock as specified on the reverse side of this card.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[BACK OF PROXY VOTING CARD]

          This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees of the Board of Directors in the election of directors, "FOR" authorization of the Board of Directors to effect a reverse stock split, "FOR" the ratification and approval of the Company's 2010 Equity Incentive Plan, and "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2010. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any postponements, continuations or adjournments thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED BELOW.

1. Board of Directors recommends a vote FOR Proposal No. 1
ELECTION OF DIRECTORS	☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees:	Guido Bartels Robert S. Kaplan Thomas H. Stoner, Jr.	William G. Gibson Richard B. Perl	Manual H. Johnson Chester N. Winter

Terms expiring at the 2011 Annual Meeting

(Authority to vote for any nominee named above may be withheld by lining through that nominee's name.)

2. Board of Directors recommends a vote FOR Proposal No. 2
AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A SPLIT RATIO OF BETWEEN 1-FOR-12 AND 1-FOR 17.	☐	FOR	☐	AGAINST	☐	ABSTAIN
3. Board of Directors recommends a vote FOR Proposal No. 3
RATIFICATION AND APPROVAL OF THE COMPANY'S 2010 EQUITY INCENTIVE PLAN.	☐	FOR	☐	AGAINST	☐	ABSTAIN
4. Board of Directors recommends a vote FOR Proposal No. 4
RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING ON DECEMBER 31, 2010.	☐	FOR	☐	AGAINST	☐	ABSTAIN
5. Other Matters

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting and at any adjournment thereof.

☐  MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

☐  MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING

          This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for Proposals No. 1, 2, 3 and 4 above, and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting or at any adjournments thereof. If any nominee listed in Proposal No. 1 declines or is unable to serve as a director, then the persons named as proxies shall have full discretion to vote for any other person designated by the Board of Directors.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION HEREWITH, AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

	DATED:	, 2010

(Seal)	(Stockholder's Signature)
(Stockholder's Signature)

Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign as your name appears on this card. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations should sign with corporate name by a duly authorized officer.

QuickLinks

VOTING PROCEDURES
VOTE REQUIRED
STOCK OWNERSHIP
PROPOSAL NO. 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee Report
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Compensation Committee Report
PROPOSAL NO. 2 VOTE TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF THE COMPANY AT A STOCK SPLIT RATIO BETWEEN 1 FOR 12 AND 1 FOR 17.
PROPOSAL NO. 3 RATIFICATION AND APPROVAL OF THE COMPANY'S 2010 EQUITY INCENTIVE PLAN.
VOTE REQUIRED
PROPOSAL NO. 4 RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
Auditor Fees
SOLICITATION OF PROXIES
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING